                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant /X/
Filed by a party other than the Registrant / /

Check the appropriate box:
/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-12

                                  ALBERTSON'S
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                                                          [LOGO]
                                                                      ALBERTSONS








========================================

NOTICE OF 2002

ANNUAL MEETING

   AND

PROXY STATEMENT

All persons attending the annual meeting must present an admission card and picture identification. Please follow the advance registration instructions on the back cover of this proxy statement to obtain an admission card.

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                                                                          [LOGO]
                                                                      ALBERTSONS


ALBERTSON'S, INC.
250 PARKCENTER BOULEVARD
P.O. BOX 20
BOISE, IDAHO 83726

                                                                     MAY 3, 2002
DEAR FELLOW SHAREHOLDER:

IT IS OUR PLEASURE TO INVITE YOU TO ATTEND THE 2002 ANNUAL MEETING OF SHAREHOLDERS. THE MEETING IS SCHEDULED FOR 9:00 A.M. (PACIFIC DAYLIGHT TIME) THURSDAY, JUNE 6, 2002, IN THE SIENA BALLROOM, SIENA HOTEL, ONE SOUTH LAKE STREET, RENO, NEVADA.

THIS YEAR YOU ARE BEING ASKED TO:

     o    ELECT DIRECTORS;

     o RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS FOR THE FISCAL YEAR THAT ENDS JANUARY 30, 2003;

     o APPROVE THE ALBERTSON'S, INC. EXECUTIVE OFFICERS' ANNUAL INCENTIVE COMPENSATION PLAN; AND

     o    CONSIDER FOUR SHAREHOLDER PROPOSALS THAT MAY BE PRESENTED AT THE
          MEETING.

YOU WILL FIND FURTHER INFORMATION ABOUT THESE ITEMS AND OUR COMPANY IN THE FOLLOWING PAGES. WE ARE INCLUDING:

     o    INFORMATION ABOUT THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS,

     o    INFORMATION ABOUT THE AUDITORS WE HAVE APPOINTED,

     o INFORMATION ABOUT THE ALBERTSON'S, INC. EXECUTIVE OFFICERS' ANNUAL INCENTIVE COMPENSATION PLAN, AND

     o INFORMATION ABOUT THE FOUR SHAREHOLDER PROPOSALS -- AND WHY YOUR BOARD OF DIRECTORS OPPOSES EACH OF THEM.

IF YOU PLAN TO ATTEND THE MEETING, PLEASE FOLLOW THE ADVANCE REGISTRATION INSTRUCTIONS ON THE BACK OF THIS PROXY STATEMENT. AN ADMISSION CARD, WHICH IS REQUIRED FOR ADMITTANCE TO THE MEETING, WILL BE MAILED TO YOU PRIOR TO THE MEETING.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. WE URGE YOU TO VOTE, EVEN IF YOU CANNOT ATTEND THE MEETING.

                                           VERY TRULY YOURS,

                                           /s/ LARRY JOHNSTON
                                           ---------------------------
                                           LARRY JOHNSTON
                                           CHAIRMAN OF THE BOARD
                                           AND CHIEF EXECUTIVE OFFICER


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                                       3

TABLE OF CONTENTS

----------------------------------------------------------------------------------------------------
                                                                                                PAGE
----------------------------------------------------------------------------------------------------
Notice of the Annual Meeting of Shareholders                                                       5
----------------------------------------------------------------------------------------------------
Proxy Statement                                                                                    6
----------------------------------------------------------------------------------------------------
   Appointment of Proxy Holders                                                                    6
----------------------------------------------------------------------------------------------------
   Voting Methods                                                                                  6
----------------------------------------------------------------------------------------------------
   Householding and Electronic Receipt                                                             8
----------------------------------------------------------------------------------------------------
   Voting Securities and Principal Holders Thereof                                                 9
----------------------------------------------------------------------------------------------------
      Shares Beneficially Owned as of March 25, 2002                                               9
----------------------------------------------------------------------------------------------------
Board of Directors                                                                                11
----------------------------------------------------------------------------------------------------
Election of Directors (Proposal 1)                                                                12
----------------------------------------------------------------------------------------------------
   Nominees for Election as Class I Directors                                                     12
----------------------------------------------------------------------------------------------------
   Continuing Class II Directors                                                                  14
----------------------------------------------------------------------------------------------------
   Continuing Class III Directors                                                                 15
----------------------------------------------------------------------------------------------------
   Director Emeritus                                                                              16
----------------------------------------------------------------------------------------------------
   Certain Transactions                                                                           16
----------------------------------------------------------------------------------------------------
   Committees and Meetings of the Board of Directors                                              19
----------------------------------------------------------------------------------------------------
   Compensation of Directors                                                                      20
----------------------------------------------------------------------------------------------------
Compensation of Executive Officers                                                                21
----------------------------------------------------------------------------------------------------
   Summary Compensation Table                                                                     21
----------------------------------------------------------------------------------------------------
   Option Grants in Last Fiscal Year                                                              22
----------------------------------------------------------------------------------------------------
   Aggregated Option Exercises in Last Fiscal Year and
      Fiscal Year-End Option Values                                                               23
----------------------------------------------------------------------------------------------------
   Employment Agreements                                                                          23
----------------------------------------------------------------------------------------------------
   Retirement Benefits                                                                            27
----------------------------------------------------------------------------------------------------
   Salaried Pension Plan Table                                                                    28
----------------------------------------------------------------------------------------------------
   Compensation Committee Report                                                                  28
----------------------------------------------------------------------------------------------------
Performance Graph                                                                                 31
----------------------------------------------------------------------------------------------------
Audit/Finance Committee Report                                                                    32
----------------------------------------------------------------------------------------------------
Ratification of Appointment of Independent Auditors (Proposal 2)                                  33
----------------------------------------------------------------------------------------------------
Approval of the Albertson's, Inc. Executive Officers' Annual Incentive
   Compensation Plan (Proposal 3)                                                                 35
----------------------------------------------------------------------------------------------------
Shareholder Proposal (Proposal 4)                                                                 36
----------------------------------------------------------------------------------------------------
   Board of Directors' Statement in Opposition                                                    37
----------------------------------------------------------------------------------------------------
Shareholder Proposal (Proposal 5)                                                                 39
----------------------------------------------------------------------------------------------------
   Board of Directors' Statement in Opposition                                                    41
----------------------------------------------------------------------------------------------------
Shareholder Proposal (Proposal 6)                                                                 42
----------------------------------------------------------------------------------------------------
   Board of Directors' Statement in Opposition                                                    44
----------------------------------------------------------------------------------------------------
Shareholder Proposal (Proposal 7)                                                                 45
----------------------------------------------------------------------------------------------------
   Board of Directors' Statement in Opposition                                                    46
----------------------------------------------------------------------------------------------------
Other Matters                                                                                     47
----------------------------------------------------------------------------------------------------
Deadline for Receipt of Shareholders' Proposals                                                   48
----------------------------------------------------------------------------------------------------
Attachment A -- Albertson's, Inc. Executive Officers' Annual Incentive Compensation Plan         A-1
----------------------------------------------------------------------------------------------------
Advance Registration                                                                      Back Cover
----------------------------------------------------------------------------------------------------

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                                                                      ALBERTSONS

--------------------------------------------------------------------------------
                  NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
--------------------------------------------------------------------------------

TIME:  9:00 a.m. Pacific Daylight Time
DATE:  Thursday, June 6, 2002
PLACE: Siena Ballroom
       Siena Hotel
       One South Lake Street
       Reno, Nevada
AGENDA:
   o  To elect four directors,
   o  To ratify the Board of Directors' appointment of independent auditors,
   o To approve the Albertson's, Inc. Executive Officers' Annual Incentive Compensation Plan,
   o  To vote on four shareholder proposals that may be made at the meeting, and
   o To transact any other business that may be brought before the meeting in accordance with the By-Laws.

WHO MAY ATTEND?
   o  Shareholders of record at the close of business on April 18, 2002
   o  Representatives of shareholders, if authorized in writing
   o  Invited guests

If you plan to attend the meeting, please follow the advance registration instructions on the back of this proxy statement. An admission card, which is required for admittance to the meeting, will be mailed to you prior to the meeting.

WHO MAY VOTE?
   o  Any shareholder of record at the close of business on April 18, 2002
   o  Any representative of such a shareholder, if authorized in writing

Even if you cannot attend the meeting, we urge you to vote. Please refer to pages 6-8 of the accompanying proxy statement for Albertson's voting procedures.

                                        By Order of the Board of Directors


                                        Kaye L. O'Riordan
                                        Vice President and Corporate Secretary
                                        May 3, 2002

--------------------------------------------------------------------------------
                YOUR COPY OF THE COMPANY'S ANNUAL REPORT FOR THE
                 FISCAL YEAR ENDED JANUARY 31, 2002 IS ENCLOSED.
--------------------------------------------------------------------------------

                                       ---

--------------------------------------------------------------------------------
PROXY STATEMENT
--------------------------------------------------------------------------------

This proxy statement is being mailed to shareholders on or about May 3, 2002, in connection with Albertson's solicitation of your vote at its 2002 Annual Meeting of Shareholders. Please read it carefully because it contains important information about admission to the meeting, voting procedures and the matters on which you are being asked to vote.

--------------------------------------------------------------------------------
APPOINTMENT OF PROXY HOLDERS
--------------------------------------------------------------------------------

Your Board of Directors asks you to appoint Lawrence R. Johnston, Peter L. Lynch and Felicia D. Thornton as your proxy holders. As such, they will vote your shares at the 2002 Annual Meeting of Shareholders as you instruct them. To appoint them as requested, just sign, date and return the enclosed proxy card in the pre-addressed, postage-paid envelope provided or use one of the alternate voting methods described below.

To direct the proxy holders as to how to vote your shares, just mark the boxes on the proxy card that represent your choices. They will follow your instructions. On any item for which you do not mark a box, they will vote as recommended by the Board of Directors.

--------------------------------------------------------------------------------
VOTING METHODS
--------------------------------------------------------------------------------

If you are registered on Albertson's stock transfer books as the holder of record of your shares, you can vote your shares in one of three ways:

     o By calling the toll-free telephone number on your proxy card or vote instruction form on a touch-tone phone. Be sure to have your proxy card or vote instruction form available to enter your control number.
     o    By visiting the Internet site at HTTP://WWW.PROXYVOTE.COM.
     o By marking, signing, dating and promptly returning the proxy card. We have enclosed a postage-paid envelope (if mailed in the United States) for your convenience.

If your shares are held of record in the name of a bank, broker or other holder of record, you must follow the instructions from the holder of record in order to have your shares voted. Some banks and brokers may offer telephone and Internet voting.

Any shareholder of record attending the meeting may revoke his or her prior vote by voting in person.

If you plan to attend the meeting, please follow the advance registration instructions on the back of this proxy statement. An admission card, which is required for admittance to the meeting, will be mailed to you prior to the meeting.

                                      ---
                                       6
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                                                                          [LOGO]
                                                                      ALBERTSONS

If you own shares of record, you may revoke your proxy at any time before the voting at the meeting. To do so, you must either:

     o Write a letter to that effect to the Corporate Secretary, Albertson's, Inc., 250 Parkcenter Boulevard, P.O. Box 20, Boise, Idaho 83726. Your correspondence must be received before the meeting.
     o Submit a signed proxy card that is dated later than the original proxy and is delivered by telephone, Internet or mail in a timely manner.
     o    Vote by ballot at the Annual Meeting.

All shares that have been properly voted -- whether by telephone, Internet or mail -- will be voted at the meeting according to your instructions unless you have revoked your instructions. If you sign your proxy card but do not give voting instructions, the shares represented by that proxy card will be voted as recommended by the Board of Directors.

At the close of business on the Record Date (April 18, 2002), 406,845,855 shares of Albertson's common stock were outstanding and entitled to vote at the meeting. For each share of stock held, the shareholder is entitled to cast one vote on each matter before the meeting.

A quorum, which is a majority of the outstanding shares as of the Record Date, must be present to hold the Annual Meeting. We calculate a quorum based on the number of shares represented at the meeting, either in person or by proxy.

If a quorum is present:

     o We will hold an election of directors. Each outstanding share of stock is entitled to cast one vote for each director position. Each nominee receiving a plurality of the vote will be elected. Abstentions will be disregarded; they will have no effect on the outcome of the vote.
     o We will vote on ratification of the appointment of the independent auditors. The appointment will be ratified if approved by a majority of the shares present and entitled to vote. Abstentions will be counted; they will have the same effect as a vote against the matter.
     o We will vote on the approval of the Albertson's, Inc. Executive Officers' Annual Incentive Compensation Plan. The Plan will be approved by a majority of the shares present and entitled to vote. Abstentions will be counted; they will have the same effect as a vote against the matter.
     o We will vote on each shareholder proposal, if properly brought before the meeting. Each shareholder proposal will be approved if it receives the affirmative vote of a majority of the shares present and entitled to vote. Abstentions will be counted; they will have the same effect as a vote against the matter. Broker non-votes will be disregarded; they will not affect the outcome of the vote.

                                      ---

We have retained Georgeson Shareholder to help in distributing proxy materials and soliciting proxy voting instructions. Georgeson's estimated fee for this work is not more than $15,000 plus payment of reasonable out-of-pocket expenses. The initial solicitation is by mail. In addition, Albertson's directors, officers or employees may solicit proxies in person or by telephone, facsimile, telegram or e-mail.

Albertson's will also reimburse brokerage houses and other custodians for their expenses in sending proxy materials to you.

As a shareholder, you may review a complete list of shareholders entitled to vote at the meeting. The list will be available at the offices of the Company, 250 Parkcenter Boulevard, Boise, Idaho, during ordinary business hours for the ten days immediately before the meeting.

--------------------------------------------------------------------------------
HOUSEHOLDING AND ELECTRONIC RECEIPT
--------------------------------------------------------------------------------

The Securities and Exchange Commission has adopted new rules that allow us to deliver a single annual report and proxy statement to a household at which two or more security holders reside and whom we believe are members of the same family.

Accordingly, from now on your household will receive only one copy of the Annual Report to Shareholders and Proxy Statement or any other information statement unless we receive instructions that you prefer multiple mailings. However, you will continue to receive individual proxy cards for each registered shareholder account.

If you prefer to receive copies of the above documents for each registered shareholder account, please contact our stock transfer agent, American Stock Transfer & Trust Company, toll-free at 1-888-788-5081, via the Internet at: www.amstock.com, or in writing at: American Stock Transfer & Trust Company, Shareholder Services, 59 Maiden Lane, New York, NY 10038. Your delivery instructions will be perpetual unless revoked, which you may do at any time by calling American Stock Transfer & Trust Company at the above telephone number or by writing them at the above address. It may take up to 30 days for you to begin receiving separate mailings if you choose that alternative.

American Stock Transfer & Trust Company will provide you with a separate copy of this proxy statement upon request. If your household is currently receiving multiple copies of the Annual Report to Shareholders and Proxy Statement or any other information statement from Albertson's and you would like to receive only a single copy in the future, you may also contact American Stock Transfer & Trust Company.

In an additional effort to reduce paper mailed to your home and to help lower the Company's printing and postage costs, we now offer the convenience of viewing Proxy Statements, Annual Reports to Shareholders and related materials on-line. With your consent, we can stop sending future paper copies of

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                                       8
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                                                                          [LOGO]
                                                                      ALBERTSONS

these documents to you by mail. To participate, follow the instructions on your proxy card or the instructions provided if you vote by Internet or by phone. These programs should reduce the volume of duplicate information you receive as well as reduce your Company's operating expenses.

--------------------------------------------------------------------------------
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
--------------------------------------------------------------------------------

The following table shows the persons (including any group deemed a "person" under Section 13(d)(3) of the Securities Exchange Act of 1934) known to the Company who beneficially own more than 5% of the Company's common stock. It also shows beneficial ownership of the Company's common stock for each director, for each nominee for director, for each executive officer named in the Summary Compensation Table and for the executive officers and directors as a group.

                 SHARES BENEFICIALLY OWNED AS OF MARCH 25, 20021
--------------------------------------------------------------------------------
NAME (AND ADDRESS                             NUMBER OF SHARES
FOR BENEFICIAL                                  BENEFICIALLY           PERCENT
OWNERS OVER 5%)                                   OWNED(2)             OF CLASS
--------------------------------------------------------------------------------
Capital Research and Management Company(3)      36,868,400                9.0%
  333 South Hope Street
  Los Angeles, CA 90071
Markus Stiftung(4)                              29,152,800                7.1%
  Timmasper Weg
  2353 Nortorf
  Federal Republic of Germany
Legg Mason, Inc.(5)                             28,134,776                6.9%
  100 Light Street
  Baltimore, MD 21202
FMR Corp.(6)                                    22,848,901                5.6%
  82 Devonshire Street
  Boston, MA 02109
Kathryn Albertson                                    6,000 (7)              +
A. Gary Ames                                        37,116 (7)              +
Cecil D. Andrus                                     17,325 (7)              +
Pamela G. Bailey                                    25,078 (7)              +
Teresa Beck                                         69,901 (8)              +
Henry I. Bryant                                     17,270 (7)              +
Paul I. Corddry                                     38,116 (7)              +
Bonnie G. Hill                                         250                  +
Clark A. Johnson                                    52,966 (7,9)            +
Lawrence R. Johnston                               399,081 (10)             +
Victor L. Lund                                       5,698 (7,9)            +
Peter L. Lynch                                     447,672 (8,10)           +
Beatriz Rivera                                      28,116 (7)              +
J.B. Scott                                       6,014,629 (7,11)         1.5%
Will M. Storey                                      35,116 (7)              +
Romeo R. Cefalo                                    123,240 (8,9,10)         +
Felicia D. Thornton                                 12,000 (10)             +
Kevin H. Tripp                                     145,903 (8,10)           +
All directors (including nominees) and all
 executive officers as a group (28)              8,473,264 (7,8,9,10,11)  2.1%
--------------------------------------------------------------------------------
+ Indicates that the percentage of shares beneficially owned does not exceed one percent of the Company's common stock.

                                      ---

1 Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Shares are considered to be "beneficially" owned if the person has the sole or shared power to vote or direct the voting of the securities or the sole or shared power to dispose of or direct the disposition of the securities. A person is also considered to be the beneficial owner of shares if that person has the right to acquire beneficial ownership of the shares within 60 days following March 25, 2002.

2 Each director, nominee for director and executive officer disclaims beneficial ownership of any shares owned by his or her spouse, children or grandchildren and by trusts for such person, whether or not the director or officer is a trustee or co-trustee thereof.

3  Share ownership is as of December 31, 2001 as set forth in an amendment to a
Schedule 13G filed with the Securities and Exchange Commission on or about February 11, 2002. According to that filing, Capital Research and Management Company, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, is deemed to be a beneficial owner as the result of acting as investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940.

4 According to a Schedule 13D filed with the Securities and Exchange Commission on or about January 18, 1990, Mr. Theo Albrecht is also a beneficial owner of these shares. Mr. Albrecht's address is the same as that of Markus Stiftung.

5  Share ownership is as of December 31, 2001 as set forth in an amendment to a
Schedule 13G filed with the Securities and Exchange Commission on or about February 8, 2002. According to that filing, Legg Mason, Inc. is a parent holding company, in accordance with Section 240.13d-1(b)(ii)(G), of numerous subsidiaries, all of which are investment advisors with discretion.

6 Share ownership is as of December 31, 2001 as set forth in a Schedule 13G filed with the Securities and Exchange Commission on or about February 14, 2002. According to that filing, FMR Corp. is a parent holding company, in accordance with Section 240.13d-1(b)(ii)(G), of various subsidiaries, including Fidelity Management & Research Company, which is deemed to be a beneficial owner as a result of acting as investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940.

7 Includes the following shares that could have been acquired within 60 days after March 25, 2002 pursuant to stock options awarded under the 1995 Stock Option Plan for Non-Employee Directors, under the Amended and Restated 1995 Stock-Based Incentive Plan and under options converted from American Stores Company option plans: 6,000 shares for Ms. Albertson; 28,116 shares for Mr. Ames; 8,000 shares for Mr. Andrus; 21,628 shares for Ms. Bailey; 1,512 shares for Mr. Bryant; 28,116 shares for Mr. Corddry; 20,116 shares for Mr. Johnson; 24,116 shares for Ms. Rivera; 6,000 shares for Mr. Scott; and 28,116 shares for Mr. Storey as well as the following shares that could have been acquired within 60 days after March 25, 2002 pursuant to deferred stock units awarded under the Amended and Restated 1995 Stock-Based Incentive Plan: 5,225 shares for Mr. Andrus; 5,225 shares for Mr. Bryant; and 3,867 shares for Mr. Lund.

8 Includes shares credited to the Albertson's Savings & Retirement Estates, the Albertson's Employee Stock Ownership Plan and the American Stores Company Employee Stock Purchase Plan accounts of the individuals named and all executive officers as a group.

9 Includes 3,200 shares for Mr. Johnson, 554 shares for Mr. Lund, 300 shares for Mr. Cefalo and additional shares as to which certain executive officers included in all executive officers as a group have sole voting and investment power but which are held for minor children and relatives and as to which they disclaim any beneficial interest.

10 Includes the following shares that could have been acquired within 60 days after March 25, 2002 pursuant to stock options awarded under the 1986 Nonqualified Stock Option Plan, under the Amended and Restated 1995 Stock-Based Incentive Plan and under options converted from American Stores Company option plans: 130,215 shares for Mr. Johnston; 192,392 shares for Mr. Lynch; 62,966 shares for Mr. Cefalo; 136,288 shares for Mr. Tripp and 743,147 shares for certain

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                                       10
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                                                                      ALBERTSONS

executive officers included in all executive officers as a group as well as the following shares that could have been acquired within 60 days after March 25, 2002 pursuant to deferrable restricted stock units awarded under the Amended and Restated 1995 Stock-Based Incentive Plan: 268,866 shares for Mr. Johnston; 238,400 shares for Mr. Lynch; and 12,000 shares for Ms. Thornton.

11 Includes 6,003,600 shares held by Alscott Limited Partnership #1 of which Alscott, Inc., an Idaho corporation, is the general partner and Mr. Scott is a limited partner. Mr. Scott is the Chairman of the Board of and has a majority interest in Alscott, Inc.

--------------------------------------------------------------------------------
BOARD OF DIRECTORS
--------------------------------------------------------------------------------

GENERAL

The business and affairs of Albertson's, Inc. are managed under the direction of the Company's Board of Directors. The Board monitors the overall performance of the Company and oversees strategic planning, including the Company's capital expenditures budget. The Board also monitors the Company's financial controls and reviews and ratifies selection and compensation of senior executives.

Currently, the Board of Directors of Albertson's, Inc. is made up of 14 members, two of whom are Albertson's, Inc. employees. The Board's Nominating/Corporate Governance Committee assesses the size and composition of the Board at least annually.

The Nominating/Corporate Governance Committee recommends prospective directors to the Board. The Nominating/Corporate Governance Committee will consider nominees recommended by Albertson's shareholders. To make a recommendation, you must write to the Corporate Secretary of the Company. You must provide:

     o    The individual's name,
     o    Biographical information about that person, and
     o    Qualifications of that person for the Board.

You may also propose a candidate at the Annual Meeting of Shareholders if you have written to the Corporate Secretary of the Company to state your intention to do so and if you have complied with specific requirements in the Company By-Laws.

Your Board of Directors met at five regular meetings and five special meetings during Fiscal 2002. All directors attended at least 75 percent of the meetings of the Board and the committees of which they were members.

The Board has five standing committees: the Audit/Finance Committee, Compensation Committee, Executive Committee, Nominating/Corporate Governance Committee and Independent Directors Committee. It also had two other committees during the fiscal year: the CEO Search Committee and Corporate Governance Committee. A non-employee director chairs each committee except for the Executive Committee. The membership and functions of the committees are detailed in the chart on page 19.

                                      ----

--------------------------------------------------------------------------------
ELECTION OF DIRECTORS
(PROPOSAL 1)
--------------------------------------------------------------------------------

The Board of Directors is divided into three classes. Each year, the directors in one class stand for election. They are elected to three-year terms. The Board of Directors has nominated four individuals for election as Class I directors this year. Each is nominated for a term that will expire in 2005. They are:

     o    Teresa Beck
     o    Bonnie G. Hill
     o    Lawrence R. Johnston
     o    Peter L. Lynch

Each nominee already serves as a director. Teresa Beck was appointed to the Board in 1999 after the American Stores Company merger. Lawrence R. Johnston was appointed to the Board in April of 2001. Peter L. Lynch was appointed to the Board in July of 2001. Bonnie G. Hill was appointed to the Board effective January 1, 2002.

Unless you specify otherwise, your proxy will be voted for the election of all these nominees.

You can find information about each nominee and each continuing director below. Unless otherwise indicated, the directors have been engaged in the same principal occupation for the last five years. Directors' ages are stated as of March 25, 2002.

--------------------------------------------------------------------------------
NOMINEES FOR ELECTION AS CLASS I DIRECTORS
TERM EXPIRING IN 2005
--------------------------------------------------------------------------------

TERESA BECK                 President of American Stores Company from March 1998
                            to June 1999 and Chief Financial Officer from March
Director                    1995 to March 1998. Ms. Beck is a director of
since 1999                  Lexmark International, Inc., Questar Corporation,
                            Textron Inc., the Children's Center, the David
Age 47                      Eccles School of Business of the University of Utah,
                            Intermountain Health Care, the Salt Lake Organizing
                            Committee for the Olympic Winter Games of 2002 and a
                            member of the International Women's Forum. Member of
                            the Nominating/Corporate Governance and Independent
                            Directors Committees.
--------------------------------------------------------------------------------



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                                       12
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                                                                      ALBERTSONS

--------------------------------------------------------------------------------

BONNIE G. HILL              President of B. Hill Enterprises, LLC, a consulting
                            firm specializing in corporate governance and board
Director                    organizational and public policy issues, since July
since 2002                  2001. President and Chief Executive Officer of The
                            Times Mirror Foundation from 1997 to July 2001.
Age 60                      Senior Vice President, Communications and Public
                            Affairs of the Los Angeles Times from 1998 to 2001.
                            Dean of the McIntire School of Commerce at the
                            University of Virginia from 1993 to 1997. Ms. Hill
                            is a director of AK Steel Holding Corp., ChoicePoint
                            Inc., Hershey Foods Corp., The Home Depot, Inc.,
                            National Grid Group plc, Goodwill Industries of
                            Greater Los Angeles, the Hollywood Entertainment
                            Museum, Los Angeles Urban League, Orange County
                            Performing Arts Center, Police Assessment Resource
                            Center (PARC) and United Way of Greater Los Angeles.
                            Member of the Compensation, Nominating/Corporate
                            Governance and Independent Directors Committees.
--------------------------------------------------------------------------------

LAWRENCE R. JOHNSTON        Chairman of the Board of Directors and Chief
                            Executive Officer of the Company since April 2001.
Director                    Chairman of the Executive Committee of the Board of
since 2001                  Directors of the Company. President and Chief
                            Executive Officer, General Electric Appliances
Age 53                      Division, a maker of major household appliances and
                            a division of General Electric Company, a
                            diversified industrial corporation, from November
                            1999 to April 2001. President and Chief Executive
                            Officer of General Electric Medical Systems-Europe,
                            Middle East and Africa, a maker of medical products
                            and a subsidiary of General Electric Company, from
                            1997 to November 1999 and Chairman of General
                            Electric Company's European Corporate Executive
                            Council from 1998 to 1999. Vice President, Sales and
                            Distribution of GE Appliances Division from 1989 to
                            1997. Mr. Johnston is a director of the Food
                            Marketing Institute (FMI) and The World Food Forum
                            (C.I.E.S.).
--------------------------------------------------------------------------------

PETER L. LYNCH              President and Chief Operating Officer of the Company
                            since March 2000. Executive Vice President,
Director                    Operations of the Company from June 1999 to March
since 2001                  2000. President of Acme Markets, a division of
                            American Stores Company, from July 1998 to June 1999
Age 50                      and Senior Vice President, Operations of Jewel-Osco,
                            a division of American Stores Company, from January
                            1997 to June 1998. Mr. Lynch is a director of the
                            Finance Committee Board of St. Joseph University.
--------------------------------------------------------------------------------

                                      ----

--------------------------------------------------------------------------------
CONTINUING CLASS II DIRECTORS
TERM EXPIRING IN 2003
--------------------------------------------------------------------------------

A. GARY AMES                President and Chief Executive Officer, MediaOne
                            International (formerly U S West International), a
Director                    telecommunications company, from 1995 until
since 1988                  retirement in 2000. Mr. Ames is a director of
                            AT&T-Latin America Corp., etrieve inc., Infowave
Age 57                      Software, Inc., Pac-West Telecomm, Inc. and
                            Tektronix, Inc. Member of the Compensation,
                            Nominating/Corporate Governance and Independent
                            Directors Committees.
--------------------------------------------------------------------------------

HENRY I. BRYANT             Managing Director in the Corporate Finance Unit of
                            J.P. Morgan & Co. Incorporated, an investment
Director                    banking firm, from February 1987 until retirement in
since 1999                  February 1998. Member of the Audit/Finance,
                            Compensation and Independent Directors Committees.
Age 59
--------------------------------------------------------------------------------

PAUL I. CORDDRY             Senior Vice President, Europe, of H.J. Heinz
                            Company, a worldwide provider of processed food
Director                    products and services, until retirement in 1992. Mr.
since 1987                  Corddry is a director of the American University in
                            Cairo, the Corcoran Museum and School of Art, the
Age 65                      Philharmonic Center for the Arts and Swarthmore
                            College. Chairman of the Independent Directors
                            Committee and member of the Executive and
                            Nominating/Corporate Governance Committees.
--------------------------------------------------------------------------------

BEATRIZ RIVERA              Cabinet Secretary of the Energy, Minerals and
                            Natural Resources Department of the State of New
Director                    Mexico since February 2002. Member of Energy
since 1995                  Resource Associates, LLC, a consulting firm working
                            with Honeywell Power Systems, Inc., from May 1999 to
Age 51                      February 2002. Member of the Public Utilities
                            Commission of the State of New Mexico from 1995
                            through 1998. Ms. Rivera is a member of the Board of
                            Trustees of the Tomas Rivera Policy Institute and a
                            member of the International Women's Forum and the
                            New Mexico Women's Forum. Chairman of the
                            Nominating/Corporate Governance Committee and member
                            of the Executive and Independent Directors
                            Committees.
--------------------------------------------------------------------------------

                                      ----

                                                                          [LOGO]
                                                                      ALBERTSONS

--------------------------------------------------------------------------------
CONTINUING CLASS III DIRECTORS TERM
EXPIRING IN 2004
--------------------------------------------------------------------------------

CECIL D. ANDRUS             Chairman of the Andrus Center for Public Policy, a
                            public policy forum located at Boise State
Director                    University dealing in natural resource issues, since
since 1995                  January 1995 and of counsel to the Gallatin Group, a
                            consulting firm, since February 1995. Governor of
Age 70                      the State of Idaho from 1971 to 1977 and then from
                            1987 until January 1995. Secretary of the Interior
                            in the Carter Administration from 1977 through 1980.
                            Mr. Andrus is a director of Coeur d'Alene Mines
                            Corporation, KeyCorp, PCS Edventures!.com, Inc.,
                            Rentrak Corporation, the Alaska Conservation
                            Foundation, the Aucoin Institute and the Science
                            Advisory Board of the Bureau of Land Management.
                            Member of the Audit/Finance, Nominating/Corporate
                            Governance and Independent Directors Committees.
--------------------------------------------------------------------------------

PAMELA G. BAILEY            Chief Executive Officer and President of the
                            Advanced Medical Technology Association, a worldwide
Director                    medical technology trade association, since June
since 1999                  1999. Chief Executive Officer of The Healthcare
                            Leadership Council from 1990 to 1999. President of
Age 53                      the National Committee for Quality Health Care from
                            1987 to 1997. Ms. Bailey is President of the Board
                            of Trustees of the Holton-Arms School and a member
                            of the International Women's Forum. Member of the
                            Audit/Finance, Compensation and Independent
                            Directors Committees.
--------------------------------------------------------------------------------

J.B. SCOTT                  Chairman of the Board of Directors of Alscott, Inc.,
                            real estate and other investments, since 1997 and
Director                    Chairman of the Board of the J.A. and Kathryn
since 1993                  Albertson Foundation, Inc., focusing on education
                            within Idaho, since 1997. Vice President, Alscott,
Age 48                      Inc. and President of the J.A. and Kathryn Albertson
                            Foundation, Inc. Mr. Scott is a director of Alscott,
                            Inc., J.A. and Kathryn Albertson Foundation, Inc.
                            and DSRG, Inc. He is the grandson of Kathryn
                            Albertson. Member of the Audit/Finance,
                            Nominating/Corporate Governance and Independent
                            Directors Committees.
--------------------------------------------------------------------------------

                                      ----

--------------------------------------------------------------------------------

WILL M. STOREY              Executive Vice President and Chief Financial
                            Officer, American President Companies, Inc., (APC),
Director                    a provider of container transportation and servicing
since 1992                  North America, Asia and the Middle East, from 1991
                            until retirement in 1995. Mr. Storey is a director
Age 70                      of the St. Luke's Wood River Medical Center and the
                            State of Idaho Capitol Commission. Chairman of the
                            Audit/Finance Committee and member of the Executive
                            and Independent Directors Committees.
--------------------------------------------------------------------------------
DIRECTOR EMERITUS
--------------------------------------------------------------------------------

KATHRYN ALBERTSON           The Board of Directors of the Company has designated
                            Mrs. Kathryn Albertson as Director Emeritus of the
Age 93                      Company for the rest of her life in recognition of
                            her position as the widow of the Company's founder, J.A. Albertson, and her many years of service on the Board of Directors. As Director Emeritus, Mrs.
                            Albertson is entitled, but not required, to attend
                            Board of Directors' meetings but will not vote at, or be counted in the quorum for, Board of Directors' meetings. Mrs. Albertson is director emeritus of the J.A. and Kathryn Albertson Foundation, Inc., focusing on education within Idaho. Prior to 1997, she was President and a director of Alscott, Inc., real estate and other investments. She is the grandmother of J.B. Scott.

--------------------------------------------------------------------------------
CERTAIN TRANSACTIONS
--------------------------------------------------------------------------------

During the fiscal year ended January 31, 2002, one store lease and two office space leases were held by Alscott Real Estate LLC, as landlord, and Albertson's, Inc., as tenant. Alscott Real Estate LLC is managed by Alscott, Inc., an Idaho corporation of which J.B. Scott, a director of the Company, is Chairman of the Board and has a majority ownership interest and of which Thomas J. Wilford, a member of the Board of Directors during a portion of the fiscal year, is President and a director. The term of the store lease is for a period of 44 years with the expiration date of the primary term occurring in 2014. The office space leases are for a 20-year primary term and a 5-year primary term expiring in 2017 and 2004. The total rentals, common area maintenance fees and taxes paid by the Company under the leases to this landlord during the fiscal year ended January 31, 2002 were $1,044,841. During the fiscal year ended January 31, 2002, 8 store leases were held by DSRG, Inc., as landlord, and Albertson's, Inc., or one of its wholly-owned

                                      ----

                                                                          [LOGO]
                                                                      ALBERTSONS

subsidiaries, as tenant, and DSRG, Inc. served as the common area maintenance director for 8 other stores owned or leased by Albertson's, Inc., or one of its wholly-owned subsidiaries. DSRG, Inc. is a real estate investment trust of which J.B. Scott and Thomas J. Wilford are directors and of which Alscott Limited Partnership owns over 10%. The general partner of Alscott Limited Partnership is Alscott, Inc., an Idaho corporation of which J.B. Scott is Chairman of the Board and has a majority ownership interest and Thomas J. Wilford is President and a director, and the limited partners include J.B. Scott and Thomas J. Wilford. The store leases are for various primary terms with expirations ranging from 2002 to 2020. The total rentals, common area maintenance fees and taxes paid by the Company under the leases to this landlord during the fiscal year ended January 31, 2002 were $2,160,830. Also during the fiscal year ended January 31, 2002, the Company purchased a piece of land from DSRG, Inc. for the purchase price of $1,950,568 for the remodel expansion of a store.

Cecil D. Andrus, a director of the Company, is of counsel to the Gallatin Group, a consulting firm. During the fiscal year ended January 31, 2002, the Company paid the Gallatin Group $165,829 for consulting services.

Fernando R. Gumucio, a director of the Company during a portion of the year, is a director of Foster Farms Poultry, Inc. During the fiscal year ended January 31, 2002, the Company paid Foster Farms Poultry, Inc. $82,040,848 for food products purchased for resale in the Company's stores.

Two executive officers of the Company, Lawrence A. Stablein, Executive Vice President, Marketing and Merchandising, and Ertharin Cousin, Senior Vice President, Public Affairs, each was previously an officer of American Stores Company and had full-recourse interest bearing notes outstanding for the purchase of stock under an American Stores Company stock plan during the fiscal year ended January 31, 2002. The interest rate on each of the loans was 9% until April 1, 2001 and 8% thereafter. The highest aggregate outstanding balance of Mr. Stablein's loan during the fiscal year was $123,562 and the amount of the loan outstanding at the end of the fiscal year was $123,562. The highest aggregate outstanding balance of Ms. Cousin's loan during the fiscal year was $160,973 and the amount of the loan outstanding at the end of the fiscal year was $160,424.

Lawrence A. Stablein, Executive Vice President, Marketing and Merchandising, received a loan from the Company in connection with his relocation to Boise, Idaho. The highest aggregate amount of indebtedness during the fiscal year was $280,350, the interest rate was zero and the balance of the loan at the end of the fiscal year was zero.

In the opinion of management, all of the foregoing transactions were fair and reasonable and were entered into on terms not less favorable than could be obtained in transactions with responsible third parties.

On August 2, 1998 the Company entered into a Termination and Consulting Agreement with American Stores Company and Victor L. Lund (the "Consulting Agreement") in connection with the American Stores Company merger. Mr. Lund

                                      ----
was Chairman of the Board of American Stores Company and is presently the Vice Chairman of the Board of Directors of the Company, a non-officer position. The Consulting Agreement provides that Mr. Lund shall be appointed to the Board of Directors of the Company for a term or terms extending until the third annual meeting of the Company following the consummation of the American Stores Company merger, and that while he is a member of such board, he will serve as its Vice Chairman. Mr. Lund also agreed to provide specified consulting services of up to 1,000 hours to the Company and American Stores Company for one year following the termination of his employment upon consummation of the American Stores Company merger, which occurred on June 23, 1999, for a fee of $850,000. Similar to certain employment agreements that Mr. Lund had with American Stores Company, Mr. Lund and his wife are being provided, under the Consulting Agreement, with certain lifetime health coverage benefits and with additional cash payments if necessary to make them whole for any taxes imposed on such benefits. Instead of providing office space and operating services through October 31, 2012, as required by the previous employment agreements with American Stores Company, Mr. Lund was paid $39,000 and a lump sum of $1.2 million in satisfaction of this obligation during the fiscal year ended February 3, 2000. Upon termination of employment upon consummation of the American Stores Company merger on June 23, 1999, Mr. Lund received title to his company-owned vehicle. During the one-year consulting term, Mr. Lund received fringe benefits (including expense reimbursement and transportation) consistent with the fringe benefits afforded to him immediately before the consummation of the American Stores Company merger. Mr. Lund is subject to a noncompetition covenant while serving as a consultant or member of the Company's Board of Directors and to a confidentiality covenant. Mr. Lund is indemnified by the Company and by American Stores Company, a wholly-owned subsidiary of the Company, with respect to his consulting services. As provided in his previous employment agreements with American Stores Company, Mr. Lund was entitled to an additional payment for any excise tax on excess parachute payments to which he may be subject and was paid $475,000, including income tax gross-up, in such payments during the fiscal year ended February 1, 2001. The Company has agreed to guarantee all payments and benefits under the Consulting Agreement. The Consulting Agreement also acknowledged that the consummation of the American Stores Company merger on June 23, 1999 permitted Mr. Lund to terminate his employment and receive the severance benefits called for by the existing employment agreements with American Stores Company. The Consulting Agreement acknowledged that upon the termination of Mr. Lund's employment after the American Stores Company merger, he was to receive a cash lump sum payment equal to the sum of (i) his base salary to the extent not already paid; (ii) pro rata bonuses for the year of termination; (iii) an amount in cash equal to three times his base salary and bonus amount ($4.3 million); and (iv) a lump sum payment of the then present value of his "Special Long-Range Retirement Plan" benefit which vested in full upon consummation of the American Stores Company merger ($11.7 million, based upon an assumed discount rate of 8.25%). All of such amounts have been paid to Mr. Lund.

                                      ----

                                                                                          [LOGO]
                                                                                      ALBERTSONS

------------------------------------------------------------------------------------------------
COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS
------------------------------------------------------------------------------------------------
                   COMMITTEES                        SUMMARY OF COMMITTEE FUNCTIONS
AUDIT/FINANCE COMMITTEE                           Reviews work of independent auditors
Standing committee                                and internal auditors and reports to the
Six meetings in Fiscal 2001                       full Board. Monitors internal accounting
                                                  and financial functions of the Company. Was
                                                  the Audit Committee until June 14, 2001.
------------------------------------------------
Cecil D. Andrus                J. B. Scott        Investigates conflicts of interest,
Pamela G. Bailey               Will M. Storey*    compliance with ethical standards and
Henry I. Bryant                                   compliance with laws and regulations.
------------------------------------------------------------------------------------------------
CEO SEARCH COMMITTEE                              Oversaw the search for a new CEO for
Special committee                                 the Company.
Three meetings in Fiscal 2001
------------------------------------------------
Teresa Beck                    John B. Fery**
Henry I. Bryant                Will M. Storey
Paul I. Corddry*
------------------------------------------------------------------------------------------------
COMPENSATION COMMITTEE                            Reviews salaries and bonuses paid to
Standing committee                                Company executive officers. Selects key
Four meetings in Fiscal 2001                      employees to receive stock option grants
                                                  and determines the terms of the grants.
                                                  Assumed duties of Grantor Trust
                                                  Committee effective June 14, 2001.
------------------------------------------------
A. Gary Ames                   Bonnie G. Hill
Pamela G. Bailey               Clark A. Johnson*
Henry I. Bryant
------------------------------------------------------------------------------------------------
CORPORATE GOVERNANCE COMMITTEE                    Reviewed the corporate governance of
Standing committee                                the Company and developed corporate
Four meetings in Fiscal 2001, including           governance guidelines; was combined
one joint meeting with Nominating                 with the Nominating Committee effective
Committee June 14, 2001.
------------------------------------------------
Cecil D. Andrus                Paul I. Corddry*
Teresa Beck                    Beatriz Rivera
Henry I. Bryant                Will M. Storey
------------------------------------------------------------------------------------------------
EXECUTIVE COMMITTEE                               Exercises the authority of the Board
Standing committee                                of Directors between meetings of the
One meeting in Fiscal 2001                        full Board.
------------------------------------------------
Paul I. Corddry                Beatriz Rivera
Clark A. Johnson               Will M. Storey
Lawrence R. Johnston*
------------------------------------------------------------------------------------------------
INDEPENDENT DIRECTORS COMMITTEE                   Reviews the progress and performance of
Standing committee                                the Company on a periodic basis.
Four meetings in Fiscal 2001                      Replaced Outside Directors Committee in
                                                  June 2001.
------------------------------------------------
A. Gary Ames                   Bonnie G. Hill
Cecil D. Andrus                Clark A. Johnson
Pamela G. Bailey               Victor L. Lund
Teresa Beck                    Beatriz Rivera
Henry I. Bryant                J. B. Scott
Paul I. Corddry*               Will M. Storey
------------------------------------------------------------------------------------------------
NOMINATING/CORPORATE GOVERNANCE COMMITTEE         Selects nominees to fill Board vacancies
Standing committee                                and to replace retiring Board members;
Four meetings in Fiscal 2001, including           Nominating Committee was combined
one joint meeting with Corporate                  with the Corporate Governance
Governance Committee                              Committee effective June 14, 2001.
------------------------------------------------
A. Gary Ames                   Bonnie G. Hill
Cecil D. Andrus                Victor L. Lund
Teresa Beck                    Beatriz Rivera*
Paul I. Corddry                J. B. Scott
------------------------------------------------------------------------------------------------
*  Committee chair.
** Retired from Board in June 2001.
------------------------------------------------------------------------------------------------

                                              ----

--------------------------------------------------------------------------------
COMPENSATION OF DIRECTORS
--------------------------------------------------------------------------------

Albertson's executive officers do not receive additional compensation if they serve as directors.

Albertson's believes that compensation for non-employee directors should be competitive and should encourage increased ownership of Albertson's stock.

Each non-employee director receives:

     o $10,000 per quarter in cash. The final quarterly payment is made only if the director has attended 75 percent of the meetings of the Board and the committees on which he or she serves.
     o An annual award of $60,000 in Albertson's common stock. Each director may choose to receive his or her award in Company stock, deferred Company stock equivalents or stock options to purchase Company stock at a ratio of four stock option shares for every share of Company stock.

Each non-employee director may elect to defer payment of his or her director's cash compensation into the Company's nonqualified deferred compensation plan for non-employee directors.

Certain non-employee directors who resigned from the Board of Directors upon the adjournment of the 2001 Annual Meeting serve as Special Advisors to the Board until June 2003. They continue to receive the same compensation as a director and their service is counted as Board service for deferred compensation and stock award purposes.

Director Emeritus Kathryn Albertson receives an annual fee of $35,000. She does not receive any stock awards.





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                                       20

                                                                          [LOGO]
                                                                      ALBERTSONS

--------------------------------------------------------------------------------
COMPENSATION OF EXECUTIVE OFFICERS
--------------------------------------------------------------------------------

The following table sets forth the compensation paid for each of the Company's last three fiscal years to (i) the Chief Executive Officer of the Company and
(ii) the four other most-highly compensated executive officers of the Company for the last completed fiscal year:

                                    SUMMARY COMPENSATION TABLE
                                                                                   LONG-TERM
                                                                              COMPENSATION AWARDS
                                             ANNUAL COMPENSATION           -------------------------
                                    -------------------------------------  RESTRICTED     SECURITIES
                                                             OTHER ANNUAL     STOCK       UNDERLYING      ALL OTHER
NAME AND                   FISCAL   SALARY(1)     BONUS(1)   COMPENSATION    AWARD(3)      OPTIONS     COMPENSATION(4)
PRINCIPAL POSITION          YEAR      ($)           ($)           ($)          ($)           (#)            ($)
------------------         ------  -----------   ----------  ------------  -----------    ----------   ---------------
Lawrence R. Johnston        2001   $   980,770   $2,480,000  $    230,751  $24,548,214       903,380   $        10,896
 Chairman of the Board and
  Chief Executive Officer
  and a director
Gary G. Michael             2001       453,115            0            --            0             0         3,348,556
 Former Chairman of the     2000     1,100,000      422,400        51,407            0       645,534           402,742
  Board and Chief
  Executive Officer         1999     1,120,385      672,692       106,936            0       941,541           200,815
Peter L. Lynch              2001       720,077      796,500        60,978    2,880,000       223,614           159,136
 President and Chief        2000       460,406      402,321            --    3,001,550       276,658            98,766
  Operating Officer and
  a director                1999       299,880      185,127        79,565            0       196,178            38,266
Romeo R. Cefalo             2001       384,943      647,050            --            0       119,261           114,067
 Executive Vice President,  2000       363,039      487,442            --    1,110,400       138,329           106,248
  Operations                1999            --           --            --           --            --                --
Kevin H. Tripp              2001       384,720      663,492            --            0        29,816            99,540
 Executive Vice President,  2000       311,954      447,326            --      936,900        57,637            90,217
  Drug and General
  Merchandise               1999            --           --            --           --            --                --
Felicia D. Thornton         2001       247,154      411,482            --    2,076,000       319,261                 0
 Executive Vice President
  and Chief Financial
  Officer
--------------------------------------------------------------------------------

1 Includes amounts deferred by certain of the named executive officers pursuant to the Company's deferred compensation programs.

2 This column includes the value for income tax purposes of noncash personal benefits and amounts reimbursed during the fiscal year for the payment of taxes. The amounts indicated in Fiscal 2001 for Mr. Johnston and Mr. Lynch include $78,244 and $56,738, respectively, for the value of personal use of corporate aircraft, $60,072 for Mr. Johnston in Company reimbursed relocation expenses and $75,330 for Mr. Johnston for amounts reimbursed for the payment of taxes. The amount indicated in Fiscal 2000 for Mr. Michael includes $28,903 for the value of personal use of corporate aircraft and $13,000 for car allowance. The amount indicated in Fiscal 1999 for Mr. Michael includes $35,511 for the value of personal use of corporate aircraft and $54,050 for the value of Company provided automobile and car allowance and for Mr. Lynch includes $78,356 of Company reimbursed relocation expenses.

3 Includes dollar value of deferrable restricted stock units granted under the Amended and Restated 1995 Stock-Based Incentive Plan, with cash dividend equivalents paid quarterly, to Mr. Johnston on April 23, 2001 that vest over five years and dollar value of units granted to Mr. Johnston on December 3, 2001 that vest over five years. Includes dollar value of units granted on December 6, 2000 that will vest and be payable in stock on December 5, 2003, if the officer is still employed by the Company on that date as an officer of the Company. Includes dollar value of additional units granted to Mr. Lynch on April 23, 2001. If Mr. Lynch's employment with the Company is terminated by the Company without cause prior to December 5, 2003, he will be awarded all of his units in stock. Includes dollar value of units granted to Ms. Thornton on August 22, 2001 that vest

                                      ----
over four years. The number and value of the units at fiscal year end (calculated using the closing price of the Company's stock on the New York Stock Exchange on January 31, 2002) was 834,887 shares valued at $24,003,001 for Mr. Johnston; 238,400 shares valued at $6,854,000 for Mr. Lynch; 51,200 shares valued at $1,472,000 for Mr. Cefalo; 43,200 shares valued at $1,242,000 for Mr. Tripp; and 60,000 shares valued at $1,725,000 for Ms. Thornton.

4 This column includes $10,880 in Fiscal 2001 for Mr. Johnston which was the premium paid by the Company for term life insurance. The column includes $3,000,000 paid to Mr. Michael upon his resignation as Chairman of the Board and Chief Executive Officer on April 23, 2001 and $11,000 in Fiscal 2001 and $22,000 in Fiscal 2000 and 1999 for Mr. Michael, which was a fixed annual amount, in addition to salary and bonus, contributed by the Company and deferred into the Company's nonqualified deferred compensation plans. The column includes Company contributions to the ASRE and the ASRE Makeup Plan defined contribution plans in the amounts of $138,877 for Mr. Michael, $157,310 for Mr. Lynch, $111,625 for Mr. Cefalo and $98,959 for Mr. Tripp for Fiscal 2001; $205,328 for Mr. Michael, $98,217 for Mr. Lynch, $92,792 for Mr. Cefalo and $90,217 for Mr. Tripp for Fiscal 2000; and $29,072 for Mr. Michael and $38,266 for Mr. Lynch for Fiscal 1999. The remaining amounts consist of interest accrued at above-market rates (as defined by the rules of the Securities and Exchange Commission) on compensation deferred pursuant to the Company's nonqualified deferred compensation programs.


                            OPTION GRANTS IN LAST FISCAL YEAR

                                                 INDIVIDUAL GRANTS
                                 ---------------------------------------------------
                                 NUMBER OF     % OF TOTAL                                    GRANT
                                 SECURITIES      OPTIONS                                   DATE VALUE
                                 UNDERLYING    GRANTED TO                                --------------
                                  OPTIONS       EMPLOYEES   EXERCISE OR                    GRANT DATE
                                  GRANTED       IN FISCAL   BASE PRICE    EXPIRATION     PRESENT VALUE(2)
NAME                                (#)            YEAR      ($/SH)(1)       DATE              ($)
----                              -------         ------    -----------   ----------       ----------
Lawrence R. Johnston              651,078          14.2%     $  28.80      04/22/11        $3,858,201
 Chairman of the Board and        252,302                       33.54      12/02/11         1,681,601
  Chief Executive Officer
  and a director
Gary G. Michael                         0             0             0             0                 0
 Former Chairman of the Board
  and Chief Executive Officer
Peter L. Lynch                    223,614           3.5         33.54      12/02/11         1,490,394
 President and Chief Operating
  Officer and a director
Romeo R. Cefalo                   119,261           1.9         33.54      12/02/11           794,879
 Executive Vice President,
  Operations
Kevin H. Tripp                     29,816            .5         33.54      12/02/11           198,726
 Executive Vice President, Drug
  and General Merchandise
Felicia D. Thornton               200,000           5.0         34.60      08/21/11         1,464,868
 Executive Vice President         119,261                       33.54      12/02/11           794,879
  and Chief Financial Officer

--------------------------------------------------------------------------------
1  The closing market price on the date the option was granted.

2 In accordance with the rules of the Securities and Exchange Commission, "Grant Date Value" has been calculated using the Black-Scholes model of option valuation, adjusted to reflect the option term representative of the individual's grant. The model also assumes: (a) a risk-free rate of return represented by the interest rate on a U.S. Treasury Bond with a maturity date corresponding to that of the adjusted option term; (b) expected volatility using the implied volatility for call options traded on the date of the grant; and (c) a dividend yield determined by dividing the 2001 cash dividends declared by the option price. The values which may ultimately be realized by the holder of the reported option will depend on the market value of the Company's common stock during the periods during which the option is exercisable, which may vary significantly from the assumptions underlying the Black-Scholes model.


                                      ----


                                                                          [LOGO]
                                                                      ALBERTSONS

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                        NUMBER OF SECURITIES      VALUE+ OF UNEXERCISED
                                                       UNDERLYING UNEXERCISED          IN-THE-MONEY
                                                          OPTIONS AT FISCAL         OPTIONS AT FISCAL
                                                              YEAR-END                   YEAR-END
                            ACQUIRED ON    VALUE+    --------------------------  --------------------------
                              EXERCISE    REALIZED   EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
NAME                             (#)         ($)         (#)           (#)           ($)           ($)
----                        -----------  ----------  -----------  -------------  -----------  -------------
Lawrence R. Johnston                  0           0            0        903,380            0              0
 Chairman of the Board and
  Chief Executive Officer
  and a director
Gary G. Michael                 645,534  $4,978,681    1,091,541              0            0              0
 Former Chairman of the Board
  and Chief Executive Officer
Peter L. Lynch                        0           0      192,392        562,648     $390,981     $1,563,122
 President and Chief Operating
  Officer and a director
Romeo R. Cefalo                       0           0       62,966        282,878      195,384        781,565
 Executive Vice President,
  Operations
Kevin H. Tripp                        0           0      136,288        128,879       81,409        325,652
 Executive Vice President,
  Drug and General
  Merchandise
Felicia D. Thornton                   0           0            0        319,261            0              0
 Executive Vice President
  and Chief Financial Officer

--------------------------------------------------------------------------------
+ The dollar values are calculated by determining the difference between the closing price on the New York Stock Exchange Composite Tape for the Company's common stock at exercise or at fiscal year-end (January 31, 2002) for exercisable and unexercisable options and the exercise price of the options.

--------------------------------------------------------------------------------
EMPLOYMENT AGREEMENTS
--------------------------------------------------------------------------------

AGREEMENT WITH GARY G. MICHAEL

In December 2000, the Company entered into an agreement with Gary G. Michael under which Mr. Michael received a severance payment of $3 million upon his resignation as Chairman of the Board and Chief Executive Officer on April 23, 2001. Mr. Michael has agreed not to become employed by a competitor of the Company during the two-year period following his retirement and to cooperate with the Company in connection with certain routine matters.

AGREEMENT WITH LAWRENCE R. JOHNSTON

The Company has entered into an employment agreement with Lawrence R. Johnston effective April 23, 2001 that retains him as Chairman of the Board and Chief Executive Officer of the Company until the tenth anniversary of the commencement date of the agreement. The Board of Directors approved Mr. Johnston's employment agreement after an extensive search had been conducted by the Board with the assistance of an executive search firm. In negotiating the terms of Mr. Johnston's employment agreement, the Board sought advice from outside legal counsel and independent compensation consultants, and considered such factors as the competitive levels of Chief

                                      ----

Executive Officer compensation at other companies of comparable industry and size, the Company's internal executive compensation practices, and the level of compensation deemed necessary to induce Mr. Johnston to accept the Company's offer of employment and restore amounts forfeited by him upon leaving his former employer.

Pursuant to the terms of his offer of employment, Mr. Johnston received a sign-on cash bonus of $1,230,000, a deferrable restricted stock unit award for 728,670 shares, and an initial nonqualified stock option award to purchase 651,078 shares of Common Stock at an exercise price of $28.80, which represented the fair market value of the stock on the date of grant. The deferrable restricted stock unit award vests as to 123,132 shares on the date of grant, 145,734 shares on each of the first through fourth anniversaries of the date of grant, and 22,602 shares on the fifth anniversary of grant. The units will not be distributed in stock until Mr. Johnston ceases to be an executive officer of the Company or such earlier time as may be approved by the Board of Directors of the Company. The initial stock option award has a 10-year exercise period and vests on a ratable basis on each of the first five anniversaries of the date of grant.

Mr. Johnston's ongoing compensation arrangement provides for an annual base salary of not less than $1,250,000, an annual target bonus of not less than 100 percent of base salary (and a maximum annual bonus not to exceed 200 percent of base salary), and an annual stock option award with a Black-Scholes present value at grant of not less than 285 percent of the sum of his initial base salary and annual target bonus ($7,125,000). For Fiscal 2001, Mr. Johnston was guaranteed an annual bonus of $1,250,000 and a stock option award to purchase not less than 500,000 shares with vesting on a ratable basis on each of the first five anniversaries of the date of grant. For Fiscal 2001 and future years, Mr. Johnston may elect to receive up to 50 percent of his annual stock option award value in the form of a deferrable restricted stock unit award with equivalent value.

Upon termination of Mr. Johnston's employment with the Company for any reason, he will be entitled to all compensation and benefits accrued but not paid as of the termination date, as well as a supplemental retirement benefit in the form of a life annuity payable at age 62 (or termination of employment, if later) equal to 50 percent of his average base salary and actual annual bonus from the highest three consecutive years during the 10 years prior to such termination, but not less than the sum of his initial base salary and target annual bonus. The amount of the supplemental retirement benefit is subject to offset by all qualified and nonqualified pension benefits payable from plans maintained by the Company or Mr. Johnston's prior employers, and may be further reduced if Mr. Johnston's employment is terminated prior to age 62 under certain circumstances.

                                      ----

                                                                          [LOGO]
                                                                      ALBERTSONS

If Mr. Johnston's employment is terminated by reason of death, all outstanding stock option awards will become fully vested and exercisable for a period of two years following the date of death (or the remaining exercise period of the awards, if earlier), and all outstanding deferrable restricted stock unit awards shall become vested as to the next two successive vesting dates following the date of death. If Mr. Johnston's employment is terminated by the Company other than for cause, by Mr. Johnston for good reason or for any reason during the seventh month following a change of control of the Company, as such terms are defined in his employment agreement, Mr. Johnston will be entitled to receive certain severance benefits in addition to those mentioned above, including: (1) an amount equal to three times the sum of his base salary and annual bonus, at the higher of his most recent actual or target award, (2) a pro rata annual bonus payment based on actual performance results for the year of termination,
(3) continued participation in the Company's welfare and fringe benefit plans for three years following the date of termination, and (4) full vesting of all outstanding stock option and deferrable restricted stock unit awards (as well as any other qualified and nonqualified employee benefits), with stock options remaining exercisable for a period of five years following the date of termination (or the remaining exercise period of the awards, if earlier).

In addition to these and other benefits set forth in his employment agreement, Mr. Johnston is entitled to enhanced vacation and relocation benefits, supplemental life insurance and disability protection, and personal use of corporate aircraft for security purposes (with income imputed to him pursuant to federal tax rules for personal use by his family members). In the event payments or benefits received by Mr. Johnston pursuant to his employment agreement or otherwise are subject to federal excise taxes imposed on golden parachute payments, the Company shall make an additional payment to him to cover any excise taxes payable by him as well as the income and excise tax on the gross-up payment and any interest or related penalties.

AGREEMENTS WITH PETER L. LYNCH

In January 2001 the Company entered into an agreement with Peter L. Lynch under which he will receive his salary, bonus, vesting of deferrable restricted stock units, moving expenses and benefits for one year if he is terminated without cause before December 5, 2003. The Company also entered into an agreement with Mr. Lynch in June 1999 under which the Company agreed to pay him a bonus of $262,500 per year for three years, payable in June 2000, June 2001 and June 2002, provided that he continues to be employed by the Company. If he is terminated without cause before June 2002, then the remaining payments will be paid to him.

AGREEMENTS WITH ROMEO R. CEFALO AND KEVIN H. TRIPP

The Company entered into agreements in June 1999 with Mr. Cefalo and Mr. Tripp under which the Company agreed to pay each of them a bonus of $397,500 per year and $378,000 per year, respectively, for three years,

                                      ----
payable in June 2000, June 2001 and June 2002, provided that each of them continues to be employed by the Company.

AGREEMENT WITH FELICIA D. THORNTON

Pursuant to the terms of her offer of employment, Ms. Thornton received a sign-on cash bonus of $250,000, a deferrable restricted stock unit award for 60,000 shares, and an initial nonqualified stock option award to purchase 200,000 shares of Common Stock at an exercise price of $34.60, which represented the fair market value of the stock on the date of the grant. The deferrable restricted stock unit award vests as to 12,000 shares on the date of grant, and 12,000 shares on each of the first through fourth anniversaries of the date of grant. The units will not be distributed in stock until Ms. Thornton ceases to be an executive officer of the Company or such earlier time as may be approved by the Board of Directors of the Company. The initial stock option award has a 10-year exercise period and vests on a ratable basis on each of the first five anniversaries of the date of grant.

Ms. Thornton's ongoing compensation arrangement provides for an annual base salary of not less than $540,000 and an additional stock option award in 2001 that was granted to her as reflected in the Option Grants in Last Fiscal Year table.

If Ms. Thornton's employment is terminated by the Company other than for cause, she will receive severance and continuation of benefits, including: (1) for any such termination occurring prior to the first anniversary of her hire date, a lump sum payment equal to three times the sum of her base salary and target bonus as well as continued vesting of stock options and restricted stock and continued participation in the Company's welfare benefit plans, fringe benefits and employee perquisites for a period of three years (which shall be concurrent with any health care continuation benefits under COBRA); (2) for any such termination occurring after the first anniversary of her hire date but prior to the second anniversary of her hire date, a lump sum payment equal to two times the sum of her base salary and target bonus as well as continued vesting of stock options and restricted stock and continued participation in the benefits described in (1) above for two years; and (3) for any such termination occurring after the second anniversary of her hire date, a lump sum payment equal to the sum of her base salary and target bonus as well as continued vesting of stock options and restricted stock and continued participation in the benefits described in (1) above for one year.



                                      ----
                                       26
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                                                                          [LOGO]
                                                                      ALBERTSONS

--------------------------------------------------------------------------------
RETIREMENT BENEFITS
--------------------------------------------------------------------------------

The Company adopted a 401(k) defined contribution plan, Albertson's Savings & Retirement Estates ("ASRE"), effective September 26, 1999, which is the Company's primary retirement plan. To offset the loss of retirement benefits associated with tax law limitations, the Company also adopted the nonquali-fied ASRE Makeup Plan on September 26, 1999. Benefits are provided under the ASRE Makeup Plan for key employees equal to those that would otherwise be lost by such qualified plan limitations. The contributions made by the executive officers listed in the Summary Compensation Table to ASRE and the contributions made by the Company to ASRE and the ASRE Makeup Plan are included in the figures in the Summary Compensation Table.

The Company continues to maintain two qualified defined benefit plans, the Albertson's Employees' Corporate Pension Plan and the Albertson's Salaried Employees' Pension Plan (the "Pension Plan" or "Pension Plans"). The Pension Plans were amended and "frozen" in 1999, such that as of November 20, 1999, the Pension Plans will not add any new participants except as required under collective bargaining agreements. The Pension Plans serve as floor-offset arrangements for the employees who were participants in one of the Pension Plans as of August 1, 1999; that is, the participant will receive a combined Pension Plan and ASRE benefit that is at least as large as the benefit that the Pension Plan alone would have provided prior to amendment. The Company will first calculate a base benefit under the Pension Plans as of November 20, 1999 and, secondly, will calculate the participant's projected benefit under the Pension Plans as if it had remained in effect without being amended. The Company will then add the base benefit to the annuity equivalent of the participant's ASRE profit sharing account. If the projected benefit is higher, the Pension Plan will pay the difference plus the base benefit. If the base benefit plus ASRE is higher, the Pension Plan pays only the base benefit. With respect to the executives listed in the Summary Compensation Table, as of February 1, 2002, only Mr. Michael is eligible for benefits under the Pension Plan.

The amount of benefit under the Pension Plan is based on credited years of service and the participant's compensation. The compensation used in determining the benefit consists of the employee's salary and deferred compensation and does not include bonus and noncash compensation. The table on the next page gives the estimated annual benefit payable upon retirement for participants in the Pension Plan, including benefits payable under the Executive Pension Makeup Plan (as defined below) for those individuals who were covered as of August 1, 1999. The estimates assume normal retirement at age 62 for employees at specified compensation levels (based on average earnings for the highest five consecutive years of service out of the last ten years) with various years of service with the Company and are expressed as single life annuities.

                                      ----

                          SALARIED PENSION PLAN TABLE

                                        YEARS OF SERVICE
              ------------------------------------------------------------------
REMUNERATION     20          25         30          35          40         45
------------  --------    --------   --------    --------    --------   --------
 $ 100,000    $ 27,000    $ 33,750   $ 40,500    $ 47,250    $ 54,000   $ 60,750
   200,000      54,000      67,500     81,000      94,500     108,000    121,500
   300,000      81,000     101,250    121,500     141,750     162,000    182,250
   400,000     108,000     135,000    162,000     189,000     216,000    243,000
   500,000     135,000     168,750    202,500     236,250     270,000    303,750
   600,000     162,000     202,500    243,000     283,500     324,000    364,500
   700,000     189,000     236,250    283,500     330,750     378,000    425,250
   800,000     216,000     270,000    324,000     378,000     432,000    486,000
   900,000     243,000     303,750    364,500     425,250     486,000    546,750
 1,000,000     270,000     337,500    405,000     472,500     540,000    607,500
 1,100,000     297,000     371,250    445,500     519,750     594,000    668,250

As of February 1, 2002, Mr. Michael was credited with 36 years of service. Also as of that date, Mr. Michael's covered compensation for the last fiscal year was $470,039.

To offset the loss of Pension Plan benefits associated with tax law limitations, the Company adopted a nonqualified Executive Pension Makeup Plan effective June 1, 1988 ("Pension Makeup Plan"). Benefits are provided under the Pension Makeup Plan for key employees equal to those that would otherwise be lost by such qualified plan limitations. All amounts for any benefits Mr. Michael accrued under the Pension Makeup Plan are included in the figures in the Summary Compensation Table.

--------------------------------------------------------------------------------
COMPENSATION COMMITTEE REPORT
--------------------------------------------------------------------------------

The Compensation Committee of the Board of Directors (the "Committee") is comprised solely of directors who are not current or former employees of the Company. The Committee is responsible for establishing the compensation policy and administering the compensation programs for the Company's executive officers and other key employees. The Committee periodically engages independent compensation consultants to assist it in this process. In carrying out its duties, the Committee intends to make all reasonable attempts to comply with the requirements to exempt executive compensation from the $1 million deduction limitation under Section 162(m) of the Internal Revenue Code, unless the Committee determines that such compliance in given circumstances would not be in the best interests of the Company and its shareholders.

COMPENSATION PHILOSOPHY

The compensation program for executive officers is designed to attract, motivate and retain talented executives who will strive to attain the Company's strategic and financial objectives, and thereby increase shareholder value. The principal elements of the program consist of base salary, short-term incentives under the annual bonus plan and long-term incentives in the form of stock option and deferrable restricted stock unit awards. The Company's philosophy

                                      ----

                                                                          [LOGO]
                                                                      ALBERTSONS

is to position the aggregate of these elements at a level which is commensurate with the Company's size and performance relative to other leading wholesale and retail companies. The Committee periodically reviews the reasonableness of total compensation levels and mix using public information from comparator company proxy statements and survey information from credible third-party industry surveys.

BASE SALARY

The Committee annually reviews and approves base salaries for the Company's executive officers, considering the responsibilities of their positions, their individual performance and their competitive position relative to comparator companies and industry surveys. Salary increases, other than increases due to promotions, generally occur at the beginning of the fiscal year.

ANNUAL BONUS

Senior operations executive officers are eligible to receive annual incentive awards under a shareholder approved bonus plan under which threshold levels of pre-established performance goals must be attained before any awards are paid. For the most recent fiscal year, these performance goals were based on sales, earnings per share and return on assets. Once the Committee has certified that the threshold performance goals are attained for senior operations executive officers, actual award payments for those officers and for the other executive officers are based on more aggressive performance goals, weighted to a greater extent on sales and diluted earnings per share goals and to a lesser extent on return on assets goals. A portion of the awards may be further adjusted based on individual or subjective performance criteria.

For fiscal year 2001, target award opportunities for executive officers other than the Chief Executive Officer ranged from 60 to 80 percent of base salary paid during the year, and the maximum award opportunity was set at 150 percent of the target award. During fiscal year 2001, in response to the Company's recruitment of a new Chief Executive Officer and substantial restructuring efforts, the diluted earnings per share goal was recalibrated during the year to emphasize the Company's fourth quarter results. Based on overall Company and individual performance for the fourth quarter and the entire fiscal year, award payments for 2001 ranged from 55.54 percent to 74.05 percent of base salary for executive officers other than the Chief Executive Officer.

LONG-TERM INCENTIVES

The Company's long-term incentive program consists of annual grants of non-qualified stock option awards and periodic grants of deferrable restricted stock unit awards. Stock option awards are generally considered annually towards the end of the fiscal year, and are based on preestablished grant guidelines with award size further adjusted for individual performance and potential. Awards granted to executive officers have a 10-year exercise period and vest

                                      ----
on a ratable basis on each of the first five anniversaries of the date of grant. During fiscal year 2001, the Company began to grant stock option awards to its store directors and pharmacy managers.

Deferrable restricted stock unit awards are granted on a highly selective basis to key executives and employees in connection with promotions and for recruitment and retention purposes. These awards pay cash dividend equivalents on a quarterly basis and generally vest over a period of three to five years. During fiscal year 2001, deferrable restricted stock unit awards were granted to four executive officers in addition to the Chief Executive Officer.

CHIEF EXECUTIVE OFFICER

In December 2000, the Company entered into a severance agreement with Gary G. Michael under which Mr. Michael received a severance payment of $3 million upon his resignation as Chairman of the Board and Chief Executive Officer on April 23, 2001. Mr. Michael did not receive a salary increase, an annual bonus payment, or a stock option or deferrable restricted stock unit award during fiscal year 2001. Mr. Michael has agreed not to become employed by a competitor of the Company during the two-year period following his retirement and to cooperate with the Company in connection with certain routine matters.

On April 23, 2001, the Company hired Mr. Johnston as Chairman of the Board and Chief Executive Officer. The Board of Directors approved Mr. Johnston's employment agreement after an extensive search had been conducted by the Board with the assistance of an executive search firm. In negotiating the terms of Mr. Johnston's employment agreement, the Board sought advice from outside legal counsel and independent compensation consultants, and considered such factors as the competitive levels of Chief Executive Officer compensation at other companies of comparable industry and size, the Company's internal executive compensation practices, and the level of compensation deemed necessary to induce Mr. Johnston to accept the Company's offer of employment and restore amounts forfeited by him upon leaving his former employer. For fiscal year 2001, the base salary, annual bonus payment, and stock option and deferrable restricted stock unit awards for Mr. Johnston were all determined pursuant to the terms of his employment agreement as set forth under "Employment Agreements--Agreement with Lawrence R. Johnston" in this proxy statement.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Clark A. Johnson,               Pamela G. Bailey
  Chairman                      Henry I. Bryant
A. Gary Ames                    Bonnie G. Hill

                                      ----

                                                                          [LOGO]
                                                                      ALBERTSONS

--------------------------------------------------------------------------------
PERFORMANCE GRAPH
--------------------------------------------------------------------------------

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                  AMONG ALBERTSON'S, INC., THE S & P 500 INDEX
                         AND THE S & P FOOD RETAIL INDEX





                              [PERFORMANCE GRAPH]





                                        Cumulative Total Return
                     -----------------------------------------------------------
                        1/97      1/98      1/99      1/00      1/01      1/02


ALBERTSON'S INC.       100.00    138.77    179.55     91.29     87.18     90.66
S&P 500                100.00    126.91    168.14    185.54    183.87    154.18
S&P FOOD               100.00    136.81    185.41    107.90    131.73    112.41


--------------------------------------------------------------------------------
* $100 invested on January 31, 1997 in stock or index, including reinvestment of dividends. Fiscal year ending January 31.



                                      ----

--------------------------------------------------------------------------------
AUDIT/FINANCE COMMITTEE REPORT
--------------------------------------------------------------------------------

The Audit/Finance Committee of the Board of Directors (the "Committee") is responsible for monitoring the integrity of the Company's consolidated financial statements, its system of internal controls and the independence and performance of its internal and independent auditors. The Committee recommends to the Board of Directors, subject to shareholder ratification, the selection of the Company's independent auditors. The Committee is composed of five non-employee directors and operates under a written charter adopted and approved by the Board of Directors. Each Committee member is independent as defined by New York Stock Exchange listing standards.

Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The Company's independent auditors are responsible for auditing those financial statements. The Committee's responsibility is to monitor and review these processes. However, Committee members are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing, including with respect to auditor independence. The Committee relies, without independent verification, on the information provided and on the representations made by management and the internal and independent auditors.

In this context, the Committee held six meetings during the 2001 fiscal year. The meetings were designed, among other things, to facilitate and encourage communication among the Committee, management, the internal auditors and the Company's independent auditors, Deloitte & Touche LLP. The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee met with the internal and independent auditors, with and without management present, to discuss the results of their audits and their evaluations of the Company's internal controls.

The Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended January 31, 2002 with management, internal auditors and Deloitte & Touche.

The Committee also discussed with the independent auditors matters required to be discussed with audit committees under auditing standards generally accepted in the United States of America, including, among other things, matters related to the conduct of the audit of the Company's consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

The Company's independent auditors also provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent auditors their independence from

                                      ----

                                                                          [LOGO]
                                                                      ALBERTSONS

the Company. When considering Deloitte & Touche's independence, the Committee considered whether Deloitte & Touche's provision of services to the Company beyond those rendered in connection with their audit and review of the Company's consolidated financial statements was compatible with maintaining auditor independence.

Based on our review and these meetings, discussions and reports, and subject to the limitations on the Committee's role and responsibilities referred to above and in the Audit/Finance Committee Charter, the Committee recommended to the Board of Directors that the Company's audited consolidated financial statements for the fiscal year ended January 31, 2002 be included in the Company's Annual Report on Form 10-K. The Committee has also recommended the selection of the Company's independent auditors, and, based on this recommendation, the Board has selected Deloitte & Touche as the Company's independent auditors for the fiscal year ending January 30, 2003, subject to shareholder ratification.

AUDIT/FINANCE COMMITTEE OF THE BOARD OF DIRECTORS

Will M. Storey,                 Henry I. Bryant
   Chairman                     J.B. Scott
Cecil D. Andrus
Pamela G. Bailey

--------------------------------------------------------------------------------
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS (PROPOSAL 2)
--------------------------------------------------------------------------------

As recommended by the Audit/Finance Committee, the Board of Directors has reappointed Deloitte & Touche LLP ("Deloitte") as independent auditors for fiscal year 2002. As independent auditors, Deloitte will audit the books, records and accounts of Albertson's, Inc. and its subsidiaries. The Board asks that the shareholders ratify this appointment.

Deloitte's services to be performed for fiscal year 2002 include:

     o    Audit of annual financial statements,
     o    Limited review of quarterly financial information,
     o Consultations in connection with various financial reporting, accounting and income tax matters, and
     o    Certain consulting services.

The fees billed by Deloitte for services rendered during fiscal year 2001 were as follows:

     o AUDIT FEES. The aggregate fees for professional services rendered by Deloitte in connection with their audit of our consolidated financial statements and reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q for the 2001 fiscal year were approximately $1.6 million.

                                      ----
                                       33

    o FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. There were no professional services rendered by Deloitte in the 2001 fiscal year relating to financial information systems design and implementation.

    o ALL OTHER FEES. The aggregate fees for all other services rendered by Deloitte in the 2001 fiscal year were approximately $9.2 million and can be sub-categorized as follows:

            ATTESTATION FEES. The aggregate fees for attestation services rendered by Deloitte for matters such as comfort letters and consents related to SEC and other registration statements, audits of employee benefit plans and consultation on accounting standards or transactions were approximately $.2 million.

            OTHER FEES. The aggregate fees for all other services rendered by Deloitte totaled approximately $9.0 million and included the following:

            -- Fees related to tax planning and compliance services were approximately $.9 million.

            -- Fees related to actuarial consulting services were approximately $.4 million. In accordance with the Company's current scope of services policy, these services were transitioned to another service provider during 2001.

            -- Fees related to projects performed by Deloitte Consulting were approximately $7.7 million. These strategic planning services consisted primarily of a project designed to convert the Company's distribution centers from a "profit center" methodology to one based on "break even," as it relates to management reporting. Deloitte has recently announced its intent to separate Deloitte Consulting from its firm.

Representatives of Deloitte will attend the Annual Meeting of Shareholders. They will have an opportunity to make a statement, if they desire to do so. They also will be available to respond to appropriate questions.

It would be difficult and expensive to change auditors in the middle of a fiscal year. If the shareholders do not ratify the appointment of Deloitte, the Board of Directors likely would allow the appointment to stand for fiscal year 2002 and the Audit/Finance Committee would recommend a different firm of auditors for the following year.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 2 TO RATIFY THE APPOINTMENT OF THE INDEPENDENT AUDITORS.


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                                       34

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                                                                        [LOGO]
                                                                      ALBERTSONS

--------------------------------------------------------------------------------
APPROVAL OF THE ALBERTSON'S INC. EXECUTIVE OFFICERS'
ANNUAL INCENTIVE COMPENSATION PLAN
(PROPOSAL 3)
--------------------------------------------------------------------------------

ESTABLISHMENT OF PERFORMANCE-BASED ANNUAL INCENTIVE COMPENSATION PLAN INTENDED TO PRESERVE TAX DEDUCTIBILITY UNDER SECTION 162(M) OF THE INTERNAL REVENUE CODE

The Board unanimously recommends that the shareholders approve the Albertson's, Inc. Executive Officers' Annual Incentive Compensation Plan (the "Annual Plan") to establish a performance-based plan for executive officers that provides annual incentive opportunities linked directly to specific performance measures and is intended to preserve the tax deductibility of Albertson's compensation expenses.

A copy of the Annual Plan is set forth in Attachment A to this Proxy Statement and is incorporated herein by reference. The following is a summary of the provisions of the Annual Plan. Such summary is qualified in its entirety by reference to the text of the Annual Plan. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Annual Plan.

ELIGIBILITY. The Annual Plan would apply to the Chief Executive Officer and each of the other four most highly compensated executive officers as defined by
Section 162(m) of the Code (the "Covered Employees").

PURPOSE. The Board intends that payments under the Annual Plan will qualify as performance-based compensation within the meaning of Section 162(m) of the Code. The Annual Plan has been designed by the Compensation Committee (the "Committee") to meet these criteria.

AWARDS UNDER THE ANNUAL PLAN. The Annual Plan would establish a performance goal prohibiting the payment of any annual bonuses to the Covered Employees unless there are positive "Consolidated Earnings" (as defined below) for the year for which the bonuses are paid. The maximum amount that may be credited to the fund (the "Annual Pool") from which bonuses are paid to the Covered Employees is 1.0% of Consolidated Earnings. The maximum annual bonus that may be payable to an individual who is Chief Executive Officer would be limited to 30% of the Annual Pool for such year. The maximum annual bonus that may be payable to the next two most highly compensated of the other Covered Employees would be limited to 20% of the Annual Pool for such year. The maximum annual bonus that may be payable to each of the other Covered Employees would be limited to 15% of the Annual Pool for such year.

Under the Annual Plan, the Committee does not have discretion to increase any award beyond the above maximums. The Committee reserves the right to exercise negative discretion to reduce the amount of, or to eliminate, an award that would otherwise be payable. The Committee would exercise this


                                      ----
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

discretion within the above maximums in determining the amount of individual awards, and may utilize performance factors similar to those discussed on page 29 under the heading Annual Bonus in the Compensation Committee Report, subjective criteria or other criteria as the Committee deems appropriate in doing so.

As proposed, "Consolidated Earnings" would mean income from continuing operations of the Company and its consolidated subsidiaries before deduction of income taxes and minority interest (if any), as shown on the audited annual statement of income of the Company, reduced by the pre-tax amount of non-recurring gains and increased by the pre-tax amount of non-recurring charges. The amount of the award that each Covered Employee would have received under the Annual Plan (after the exercise of the Committee's negative discretion, if applicable), if the Annual Plan had been in effect in 2001, is the same amount that was actually awarded last year as shown in the Summary Compensation Table on page 21 in the column labeled Bonus.

FORM AND PAYMENT OF AWARDS. All awards may be paid in cash. Awards under the Existing Annual Plan have been paid in cash.

ADMINISTRATION. The Annual Plan is administered by the Committee, which is composed of independent directors who are not eligible to participate in the Annual Plan.

AMENDMENT. The Board of Directors may amend or terminate the Annual Plan at any time. However, no amendment shall (1) change the calculation of the Annual Pool;
(2) change the percent of Consolidated Earnings credited to the Annual Pool; (3) change the maximum Incentive Compensation Award of a Covered Employee; (4) change the definition of Covered Employee; or (5) change the definition of Consolidated Earnings, without the consent of the Company's shareholders.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 3 TO APPROVE THE EXECUTIVE OFFICERS' ANNUAL INCENTIVE COMPENSATION PLAN.

--------------------------------------------------------------------------------
SHAREHOLDER PROPOSAL
(PROPOSAL 4)
--------------------------------------------------------------------------------

Gerald R. Armstrong, the holder of 1,914 shares of the Company's common stock, whose address is 910 Fifteenth Street, No. 754, Denver, Colorado 80202-2984, has notified the Company that he intends to present the following resolution at the Annual Meeting. The Board of Directors and the Company accept no responsibility for the proposed resolution and supporting statement. As required by federal regulations, the resolution and supporting statement are printed below.


                                      ----
                                       36

                                                                        [LOGO]
                                                                      ALBERTSONS

SHAREHOLDER RESOLUTION:

RESOLUTION:

That the shareholders of ALBERTSON'S, INC. request its Board of Directors to take those steps necessary to eliminate the classification of terms of its Board of Directors to require that all Directors stand for election ANNUALLY. The Board declassification shall be completed in a manner that does not affect the unexpired terms of previously elected Directors.

SHAREHOLDER SUPPORTING STATEMENT:

In the last two annual meetings, a majority of shares were voted in FAVOR of this proposal although shareholders did not have confidential voting and all unmarked proxies were voted against it.

The proponent believes the election of directors is the strongest way that shareholders influence the direction of any corporation. Currently, ALBERT-SON'S board is divided into three classes with each class serving staggered one year terms. Because of this structure, shareholders may only vote on one-third of the Directors each year. The proponent believes that this is not in the best interests of shareholders as it can reduce accountability and is an unnecessary take-over defense.

ALBERTSON'S is to be adopting the excellent practices of General Electric. The Director leading the changes in 2001 comes from HEINZ. Both GE and HEINZ elect all of their directors annually.

THE HOME DEPOT stated in its 2000 proxy statement supporting replacing three year terms with one year terms for all directors:

"We believe that it is in the best interest of . . . . Shareholders to eliminate the classified Board so that shareholders elect all directors annually. The amendment . . . . will allow shareholders to review and express their opinions on the performance of all directors each year. Because there is no limit to the number of terms an individual may serve, the continuity and stability of the Board's membership and our policies and long-term strategic planning should not be affected."

THESE ACTIONS INCREASED SHAREHOLDER VOTING RIGHTS BY 300% -- AND, AT NO COST TO THE SHAREHOLDERS.

The proponent believes the current system produces only a facade of continuity which should be displaced; and wants accountability and performance to be substituted as the basis for re-election to our board of directors. If you agree, please vote "FOR" this proposal. Your shares will be automatically voted "against" if your proxy is unmarked.

--------------------------------------------------------------------------------
BOARD OF DIRECTORS' STATEMENT IN OPPOSITION
--------------------------------------------------------------------------------

Your Board of Directors, with the assistance of its professional advisors, has given this proposal intensive consideration, particularly in light of the vote on a


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                                       37
similar proposal at last year's meeting. The Board continues to believe that it is important that this proposal should not be implemented, and therefore recommends a vote AGAINST Proposal 4 for the following reasons:

    o Your Board of Directors believes that a classified board is an important part of Albertson's arsenal in resisting a takeover of the Company on terms that are not advantageous to all shareholders. Absent a classified board, a potential acquirer could gain control of the Company by replacing a majority of the Board with its own slate of nominees at a single annual meeting by a simple plurality of the votes cast, and without paying any premium to Albertson's shareholders.

    o In the absence of classified board provisions, the Board's negotiating leverage vis-a-vis a potential acquirer would be relatively limited in the face of a possible wholesale removal by a simple majority vote at a single annual meeting. Indeed, such an approach can be coupled with a proposal to have the new Board redeem the Company's shareholder rights plan, thus eliminating the rights plan as a means to ensure that all shareholders are treated fairly.

    o In a recently concluded contest for corporate control where the company sought to be acquired had a classified board, the bidder raised its offer from $48 per share to $55.50, despite the fact that 48% of the stock was tendered at the $48 price and that all the bidder's nominees were elected at the annual meeting of shareholders. Your board believes that if the acquired company did not have a classified board in place, the bidder would have been able to elect sufficient directors to redeem the rights plan and to cause the shareholders to receive $48 instead of the $55.50 per share which was ultimately paid.

    o Proponents of declassified boards would have shareholders believe that the only way to ensure director independence and accountability is to declassify the board of directors. Your Board is committed to corporate accountability and believes that such accountability depends on the selection of responsible and experienced individuals, not on whether they serve terms of one year or three.

    o In considering any takeover effort or other significant development concerning Albertson's, your Board understands that its duty is to protect the interests of all of the Albertson's shareholders. The Board intends to continue to discharge that duty to its utmost ability and knows that it may not utilize the various defensive devices available to it to resist any action that is in the best interests of all Albertson's shareholders.

    o A classified board provides enhanced continuity and stability in the Board's business strategies and policies. In addition, with a classified board, two-thirds of the directors will have had prior experience and familiarity with the business and affairs of Albertson's.


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                                       38

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                                                                        [LOGO]
                                                                      ALBERTSONS

    o According to the Investor Responsibility Research Center, roughly half of the 100 largest corporations in the United States have classified boards, and the percentage of the Standard & Poor's 500 that have classified boards is even higher.

The shareholders of the Company adopted the present system of classified directors at the 1980 Annual Meeting of Shareholders by a vote of 77 percent of the outstanding shares. Last year more than 56 percent of the outstanding shares entitled to vote as of the record date were not voted in favor of the proposal advocating the repeal of the classified board.

FOR THE FOREGOING REASONS, YOUR BOARD OF DIRECTORS CONTINUES TO BELIEVE THAT THIS PROPOSAL IS NOT IN THE BEST INTEREST OF THE COMPANY AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE AGAINST PROPOSAL 4.

--------------------------------------------------------------------------------
SHAREHOLDER PROPOSAL
(PROPOSAL 5)
--------------------------------------------------------------------------------

Walden Asset Management, the holder of 41,768 shares of the Company's common stock, whose address is 40 Court Street, Boston, Massachusetts 02108, supported by the following co-sponsors: Adrian Dominican Sisters, the holder of 150 shares of the Company's common stock, whose address is 1257 East Siena Heights Drive, Adrian, Michigan 49221-1793; Missionary Oblates of Mary Immaculate, the holder of 19,900 shares of the Company's common stock, whose address is 391 Michigan Avenue, NE, Washington, DC 20017-1516; Sisters of St. Joseph, the holder of 100 shares of the Company's common stock, whose address is Offices of Congregational Administration, Nazareth, Michigan 49074; and General Board of Pension and Health Benefits of the United Methodist Church, the holder of common stock of the Company with a market value of at least $2,000, whose address is 1201 Davis Street, Evanston, Illinois 60201-4118, have notified the Company that they intend to present the following resolution at the Annual Meeting. The Board of Directors and the Company accept no responsibility for the proposed resolution and supporting statement. As required by federal regulations, the resolution and supporting statement are printed below.

SHAREHOLDER RESOLUTION:

RESOLVED:

Shareholders request that (unless long-term safety testing demonstrates that genetically engineered (GE) crops, organisms, or products thereof are not harmful to humans, animals, and the environment) the Board of Directors adopt a policy to identify and label (where feasible) all food products manufactured or sold by the company under the company's brand names or private labels that may contain GE ingredients.


                                      ----
                                       39

SHAREHOLDER SUPPORTING STATEMENT:

WHEREAS:

International markets for genetically engineered (GE) foods are threatened by extensive resistance:

    o Many of Europe's larger food retailers have committed to removing GE ingredients from their store-brand products, as have some U.S. retailers;

    o In the UK, three fast-food giants -- McDonald's, Burger King, and KFC -- are eliminating GE soy and corn ingredients from their menus;

    o McCain Foods of Canada announced it would no longer accept genetically engineered Bt potatoes for their brand-name products (11/99);

    o Gerber Products Co. announced in July 1999 that it would not allow GE corn or soybeans in any of their baby foods;

    o Frito Lay, a division of Pepsico, asked farmers that supply corn for Frito Lay chips to provide only non-genetically engineered corn;

    o Since fall of 2000, hundreds of millions of dollars have been spent by food companies in recalling food containing GE corn not approved for human consumption;

    o Once in effect, the Biosafety Protocol, approved by representatives of more than 130 countries (1/2000), will require that genetically engineered organisms (GEOs) intended for food, feed and processing must be labeled "may contain" GEOs, and countries can decide whether to import those commodities based on a scientific risk assessment.

There is scientific concern that genetically engineered agricultural products may be harmful to humans, animals, or the environment:

    o For human health and environmental concerns, the European Union has proposed regulations to phase out by 2005 antibiotic-resistant marker genes, widely used to develop GE seeds;

    o Research has shown that Bt crops are building up Bt toxins in the soil, with unknown long-term effects on soil ecology;

    o The National Academy of Sciences report, GENETICALLY MODIFIED PEST-PROTECTED Plants, recommends development of improved methods for identifying potential allergens in genetically engineered pest-protected plants. The report found the potential for gaps in regulatory coverage. (4/2000);

    o GE-crops grown for pharmaceutical purposes, including contraceptive effects, may contaminate other crops and soil and adversely effect human health;

    o Uncertainty about the ecological risks of genetically engineered crops persists. (SCIENCE 12/15/2000);


                                      ----
                                       40

                                                                        [LOGO]
                                                                      ALBERTSONS

In the U.S., a long tradition of citizens' "right to know" is expressed in laws requiring nutritional labeling of foods:

    o Focus groups conducted by the Food and Drug Administration in spring 2000 indicated strong public support for mandatory labeling;

    o Over a dozen polls in the U.S. show that about 70-93% of people surveyed want GE food to be labeled as such;

    o Individuals cannot avoid GE-foods for religious or ethical reasons unless they are labeled;

    o The European Union, Japan, New Zealand, South Korea and Australia have passed regulations that require labeling of GE foods.

BOARD OF DIRECTORS' STATEMENT IN OPPOSITION

Your Board of Directors recommends a vote AGAINST Proposal 5 for the following reasons:

Albertson's shares and actively supports its customers' interests in food safety, and believes customers have a right to relevant information about the food they buy. Your Board of Directors, however, believes that the Food and Drug Administration and other regulatory authorities that are charged with protecting the health and safety of the public and the environment are the proper entities to evaluate and make judgments about the labeling and sale of genetically engineered products.

The Food and Drug Administration requires labeling of genetically engineered foods if the food is significantly changed from its traditional form, or if there is a potential health or safety effect. We believe that the FDA's regulations in this area are based on sound scientific principles, and that the FDA possesses the best available safety and risk assessment procedures. It would not be in the best interest of consumers for Albertson's to take on this responsibility.
Albertson's complies, and will continue to comply in the future, with all government food labeling regulations.

Moreover, we believe that this proposal is not practicable because Albertson's would have serious difficulty determining what constitutes "genetically engineered crops, organisms, or products thereof." We understand that certain genetically engineered ingredients are so similar to their unmodified counterparts that they are virtually undetectable with current testing techniques.

Further, it would be impracticable for us to identify all genetically engineered foods in our private label products and to label them accordingly. We do not believe we could effectively require food manufacturers to test for and label genetically engineered ingredients that may be used in our private label products. Therefore, your Board of Directors does not believe it would be possible for Albertson's to label these products as requested by the proposal.


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                                       41

                                                                        [LOGO]
                                                                      ALBERTSONS


We also believe that simply labeling a product to say that it "may contain" genetically engineered ingredients would not advance the consumer's ability to make an informed choice. It would, however, create confusion and would likely place Albertson's products at a competitive disadvantage. Because other products would not be required to carry the same label information, consumers who are concerned about genetically engineered ingredients might choose a competing product which itself might contain genetically engineered ingredients but not be so labeled.

Your Board of Directors believes that Albertson's shareholders will be better served by the Company's continuing sensitivity and attention to consumer concerns, product acceptance, and federal food safety regulations.
FOR THE FOREGOING REASONS, YOUR BOARD OF DIRECTORS BELIEVES THAT THIS PROPOSAL IS NOT IN THE BEST INTEREST OF THE COMPANY AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE AGAINST PROPOSAL 5.

--------------------------------------------------------------------------------
SHAREHOLDER PROPOSAL
(PROPOSAL 6)
--------------------------------------------------------------------------------

Presbyterian Church (USA), the holder of 200 shares of the Company's common stock, whose address is 100 Witherspoon Street, Louisville, Kentucky 40202-1396, has notified the Company that it intends to present the following resolution at the Annual Meeting. The Board of Directors and the Company accept no responsibility for the proposed resolution and supporting statement. As required by federal regulations, the resolution and supporting statement are printed below.

SHAREHOLDER RESOLUTION:

WHEREAS:

Leaders of industry in the United States now acknowledge their obligation to pursue superior environmental performance and to disclose information about that performance to their investors and other shareholders.

The integrity, utility, and comparability of environmental disclosure depend on using a common format, credible metrics, and a set of generally accepted standards. This will enable investors to assess environmental progress within and across industries.

The Coalition for Environmentally Responsible Economics (CERES) -- a ten-year partnership between large investors, environmental groups, and corporations -- has established what we believe is the most thorough and well-respected environmental disclosure form in the United States. CERES has also taken the lead internationally, convening major organizations together with the United Nations Environment Programme in the Global Reporting Initiative (GRI). The GRI Guidelines for standardizing environmental disclosure worldwide have been pilot tested by over 20 companies, and is scheduled for public launch in 2002.


                                      ----
                                       42

Companies which endorse the CERES Principles engage with shareholders in transparent environmental management and agree to a single consistent standard for environmental reporting which is set by the endorsing companies together with CERES.

The CERES Principles and CERES Report have been adopted by leading firms in various industries: American Airlines, Bank America, BankBoston, Baxter International, Coca-Cola, Ford, General Motors, Interface, ITT Industries, Nike, Northeast Utilities and Sun Company among others. We believe endorsing the CERES Principles commits a company to prudent oversight of its financial and physical resources through: 1) protection of the biosphere; 2) sustainable use of natural resources; 3) waste reduction; 4) energy conservation; 5) risk reduction; 6) safe products/services; 7) environmental restoration; 8) informing the public;
9) management commitment; 10) audits and reports. (The full text of the CERES Principles and CERES Report form are obtainable from CERES, 11 Arlington Street, Boston, Massachusetts 02116, (617) 247-0700/WWW.CERES.ORG).

RESOLVED:

Shareholders request that the company endorse the CERES Principles as a reasonable and beneficial component of their corporate commitment to be publicly accountable for environmental performance.

SHAREHOLDER SUPPORTING STATEMENT:

Recent studies show that the integration of environmental commitment into business operations provides competitive advantage and improves long-term financial performance for companies. Moreover, the depth of a firm's environmental commitment and the quality with which it manages its environmental performance are indicators of prudent foresight exercised by management.

Given investors' needs for credible information about a firm's environmental performance, and given that numerous companies that have already endorsed the CERES Principles and adopted its report format, it is a reasonable, widely accepted step for a company to endorse those CERES Principles in order to demonstrate its seriousness about superior performance.

Albertson's operations and purchasing policies impact environmental quality. Clearly, Albertson's prides itself as a leader and a model for others in its business sector. We believe now is the time for Albertson's to join the ranks of other major companies whose environmental commitment and leadership is shown by their endorsement of the CERES Principles. Your vote FOR this resolution serves the best interests of our Company and its shareholders.


                                      ----
                                       43

--------------------------------------------------------------------------------
BOARD OF DIRECTORS' STATEMENT IN OPPOSITION
--------------------------------------------------------------------------------

Your Board of Directors recommends a vote AGAINST Proposal 6 for the following reasons: Your Board of Directors believes that adopting this proposal would unduly burden Albertson's and its shareholders while adding nothing to our environmental efforts. Adoption of the CERES Principles would require a lengthy and complex annual report and additional administrative costs for programs that already exist within our Company.

RECYCLING AND REDUCING WASTE:

Recycling is a high priority at Albertson's. The Company has recycling programs for corrugated cardboard, plastic grocery bags, plastic pallet wrap, aluminum cans, truck tires, used antifreeze, used motor oil, fluorescent light bulbs, construction materials, paving materials, photo finish, office supplies and paper products. Albertson's also works to reduce waste by encouraging vendors to reduce packaging. The Company uses returnable plastic totes and plastic pallets where appropriate to reduce waste.

USING ENERGY WISELY:

Albertson's is dedicated to reducing energy use. Wherever possible, low-energy systems are built into facilities to provide the appropriate levels of light at reduced energy costs.

MAKING SAFETY A PRIORITY:

Albertson's strives to provide a safe shopping experience for our customers and a safe place to work for our employees. Every employee is involved in the safety effort, and each store has environmental programs.

GETTING THE WORD OUT:

Albertson's publishes information regarding its environmental programs on the Internet at www.albertsons.com and in the company profile. Every store shows our commitment to recycling and the environment by collecting plastic grocery bags and other recyclables. Our volunteer efforts in our communities have spread the word about our proactive efforts to promote environmental programs.

Our Company has been recognized by many local and state government agencies for our commitment to the environment. In both 1998 and 1999, our Albertson's stores in California were awarded the California Integrated Waste Board's WRAP award. Our Fort Worth distribution center was awarded the Fort Worth Clean City, Inc. Star Award for its recycling efforts. Our ice cream plant was awarded the City of Boise Enviroguard award.

Albertson's already practices many of the principles suggested by this proposal. We work to sustain natural resources, reduce waste, promote safety and safe products, protect the environment, and inform the public about our efforts. The Company already files numerous environmental reports with fed-


                                      ----
                                       44

                                                                        [LOGO]
                                                                      ALBERTSONS

eral, state and local government agencies. Your Board of Directors believes that imposing another layer of standards and reports that would be required as a CERES signatory would be duplicative and would unnecessarily increase costs, and does not believe any benefit to the environment would result from the additional administrative effort and cost required by this proposal.

Our shareholders overwhelmingly rejected a similar proposal last year. Your Board of Directors believes that the shareholders should continue to defeat the proposal.

FOR THE FOREGOING REASONS, YOUR BOARD OF DIRECTORS BELIEVES THAT THIS PROPOSAL IS NOT IN THE BEST INTEREST OF THE COMPANY AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE AGAINST PROPOSAL 6.

--------------------------------------------------------------------------------
SHAREHOLDER PROPOSAL
(PROPOSAL 7)
--------------------------------------------------------------------------------

Amalgamated Bank LongView Collective Investment Fund, the holder of 120,821 shares of the Company's common stock, whose address is 15 Union Square, New York, New York, 10003-3378, has notified the Company that it intends to present the following resolution at the Annual Meeting. The Board of Directors and the Company accept no responsibility for the proposed resolution and supporting statement. As required by federal regulations, the resolution and supporting statement are printed below.

SHAREHOLDER RESOLUTION:

RESOLVED:

The shareholders request that the Board of Directors of Albertson's, Inc. ("Albertson's" or the "Company") appoint as independent auditors only those firms that agree not to provide Albertson's with non-audit consulting services for the term of any appointment.

SHAREHOLDER SUPPORTING STATEMENT:

Independent auditors play a key role in promoting confidence in the integrity of financial reporting and U.S. capital markets. The Securities and Exchange Commission requires independent auditors to certify or audit the financial information that companies file with the SEC. As a result, the work auditors perform is important not only to companies, but also to investors.

The recent collapse of Enron Corporation has once again shone a spotlight on the role of independent auditors, as previously happened after disclosures of accounting fraud at Sunbeam, Cendant and Waste Management. The failure of Enron Corporation has raised questions about what Enron's auditors knew, when they knew it, and what facts they saw fit to certify to the SEC and to shareholders.

In our view it is important to eliminate incentives that can undermine an auditor's objectivity and tough-mindedness. An auditor's independence can


                                      ----
                                       45
be compromised in various ways. The provision of certain kinds of non-audit consulting services to audit clients may create economic incentives that can lead a firm to devalue the audit services and focus on retaining the client, even at the cost of making inappropriate audit judgments.

There have been reports in the media about individual auditors being pressured to "cross-sell" their employer's non-audit services to audit clients. There have also been reports about auditors submitting "loss leader" bids to provide audit services as a way to establish a relationship with a company and then try to sell more lucrative non-audit services.

In recent decades, the proportion of revenues derived from non-audit services, such as internal audit, information technology, financial advisory and appraisal and valuation services, has grown steadily. At the five largest public accounting firms, revenues derived from non-audit services grew from 13% of total revenues in 1981 to half of total revenues in 2000.

The phenomenon is apparent at Albertson's, which reported that in 2000 the Company paid Deloitte & Touche $1.7 million for audit fees and an additional $4 million for all other fees -- 235% more than was paid for audit services.

We are concerned that a "mutuality of interest" not conducive to independence may develop from the provision of certain kinds of non-audit services. For example, if an auditor discovers a problem with software or an internal audit system that the auditor's firm designed and installed as part of its "non-audit" services, the auditor is put in the awkward position of having to advise the client about the audit firm's error.

We believe that firms retained by Albertson's to provide audit services should perform only audit services.

We urge you to vote FOR this resolution.

--------------------------------------------------------------------------------
BOARD OF DIRECTORS' STATEMENT IN OPPOSITION
--------------------------------------------------------------------------------

Your Board of Directors recommends a vote AGAINST Proposal 7 for the following reasons:

Your Board of Directors, with the assistance of its professional advisors, has given this proposal intensive consideration. While both the Audit/Finance Committee and the full Board of Directors agree with the proponent that the independent accounting firm engaged by the Company to perform audit services should not also undertake certain consulting services for the Company, the Board believes that the proposal is too broadly drawn and would prohibit the auditors from providing certain services described below that, while not technically part of the audit, should be performed by the same accounting firm


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                                       46

                                                                        [LOGO]
                                                                      ALBERTSONS

that performs the audit. Therefore, the Board of Directors recommends a vote AGAINST Proposal 7 for the following reasons:

    o Your Board of Directors believes that, especially in light of recent events involving alleged accounting irregularities at several major companies, it is desirable to minimize the amount of certain consulting services that are provided by the Company's auditors. Our independent auditors, Deloitte & Touche LLP, also believe that this has become appropriate and have announced that the consulting arm of Deloitte & Touche LLP will become a separate entity from the accounting firm. It is our understanding that details will be announced by June 1, 2002 with the actual separation occurring as quickly as practicable.

    o However, your Board of Directors also believes that the shareholder proposal is too broadly drawn in that it would restrict the independent auditors to performing only audit services. There are several services that, while technically not included under the definition of audit services, are services that the Board believe make sense for the independent auditors to provide to the Company. These services include providing comfort letters to underwriters of the Company's securities, providing consents to the Securities and Exchange Commission relating to registration statements, audits of employee benefit plans, assistance in conducting due diligence in connection with acquisitions, consultation on accounting standards and their application to transactions being considered by the Company and consultation relating to tax planning.

    o Inasmuch as both the Congress and the Securities and Exchange Commission have indicated an intention to address the same issues as are covered by this proposal, the Audit/Finance Committee expects to adopt a definitive policy to reflect such legislation or regulations once enacted or adopted.

FOR THE FOREGOING REASONS, YOUR BOARD OF DIRECTORS BELIEVES THAT ADOPTION OF THIS PROPOSAL IS UNNECESSARY AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE AGAINST PROPOSAL 7.

--------------------------------------------------------------------------------
OTHER MATTERS
--------------------------------------------------------------------------------

The Company is not aware of any other matters to be submitted at the Annual Meeting. If any other matters properly come before the meeting, the proxy holders intend to vote the shares they represent as the Board of Directors may recommend.


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                                       47

--------------------------------------------------------------------------------
DEADLINE FOR RECEIPT OF SHAREHOLDERS' PROPOSALS
--------------------------------------------------------------------------------

Proposals by shareholders of the Company that are intended to be presented at the Company's 2003 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), must be received by the Company at the Company's principal executive offices not later than December 31, 2002. In order for a shareholder proposal to be eligible for inclusion in the proxy statement and proxy card for that meeting, the proposing shareholder must:

    o   Submit the proposal to the Company in a timely manner,

    o   Specifically request that it be included, and

    o Satisfy the eligibility and procedural requirements of Rule 14a-8 under the Exchange Act.

In order for shareholder proposals made outside of Rule 14a-8 of the Exchange Act to be considered "timely" within the meaning of Rule 14a-4(c) of the Exchange Act, such proposals must be received by the Company at the Company's principal executive offices not later than March 18, 2003. The Company's By-Laws require that proposals of shareholders made outside of Rule 14a-8 of the Exchange Act must be submitted, in accordance with the requirements of the By-Laws, not later than March 18, 2003 or earlier than February 6, 2003.


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                                       48

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                                                                        [LOGO]
                                                                      ALBERTSONS

--------------------------------------------------------------------------------
                                  ATTACHMENT A

                                ALBERTSON'S, INC.
             EXECUTIVE OFFICERS' ANNUAL INCENTIVE COMPENSATION PLAN
--------------------------------------------------------------------------------

I.   PURPOSE

     The purpose of the Albertson's, Inc. Executive Officers' Annual Incentive Compensation Plan (the "Annual Plan") is to attract and retain highly qualified employees, to obtain from each the best possible performance, to establish a performance goal based on Consolidated Earnings for Incentive Compensation Awards for covered executive officers and to underscore the importance to employees of increasing Consolidated Earnings for Albertson's, Inc.

II.  DEFINITIONS

     For the purposes of the Annual Plan, the following terms shall have the following meanings:

     A.   ANNUAL POOL. The Incentive Compensation Pool established pursuant to
Section IV of the Annual Plan.

     B. AWARD PERIOD. An award period under the Annual Plan shall be the fiscal year of the Company with respect to Incentive Compensation Awards.

     C.   BOARD OF DIRECTORS. The Board of Directors of Albertson's, Inc.

     D. COMMITTEE. The Compensation Committee of the Board of Directors or any successor thereto.

     E.   COMPANY. Albertson's, Inc. and its subsidiaries.

     F. CONSOLIDATED EARNINGS. Income from continuing operations of the Company and its consolidated subsidiaries before deduction of income taxes and minority interest (if any), as shown in the Company's audited annual statement of income, reduced by the pre-tax amount of non-recurring gains and increased by the pre-tax amount of non-recurring charges.

     G. COVERED EMPLOYEE. An employee who may be deemed to be a "covered employee" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, as such section may be amended.

     H. DEFERRED COMPENSATION PLAN. The Albertson's, Inc. 2000 Deferred Compensation Plan.

     I. INCENTIVE COMPENSATION AWARD. Any annual award paid to a Covered Employee from the Annual Pool.

III. EFFECTIVE DATE

     The Annual Plan has been adopted as of February 1, 2002 and shall become effective upon approval by the Company's shareholders at the Company's 2002 Annual Meeting of Shareholders.


                                      ----
                                      A-1

IV.  AMOUNTS AVAILABLE FOR INCENTIVE COMPENSATION AWARDS

     A. An Annual Pool shall be established to which will be credited for each fiscal year an amount equal to 1.0% of Consolidated Earnings for such year.

     B. The maximum amount available for Incentive Compensation Awards to Covered Employees for a fiscal year shall be limited by the total then in the Annual Pool, and such Incentive Compensation Awards shall be chargeable against the Annual Pool but need not exhaust such total. Any balance remaining after the making of Incentive Compensation Awards to Covered Employees will not be available for future Incentive Compensation Awards to Covered Employees.

V.   ELIGIBILITY

     Only Covered Employees are eligible to receive Incentive Compensation Awards under the Annual Plan.

VI.  DETERMINATION OF AMOUNTS OF INCENTIVE COMPENSATION AWARDS

     The maximum Incentive Compensation Award payable with respect to any fiscal year to a Covered Employee who is the Chief Executive Officer on the last day of the fiscal year shall be equal to 30% of the Annual Pool for such year. The maximum Incentive Compensation Award payable with respect to the next two most highly compensated of the other Covered Employees for any fiscal year shall be equal to 20% of the Annual Pool for such year. The maximum Incentive Compensation Award payable with respect to any fiscal year to each of the other Covered Employees shall be equal to 15% of the Annual Pool for such year.

     Incentive Compensation Awards may be made either at or following the end of the fiscal year to which they relate; provided, however, that no Incentive Compensation Awards shall be made to Covered Employees prior to the certification by the Committee that the performance criteria have been met for the relevant Award Period.

     The final amounts of Incentive Compensation Awards to Covered Employees will be determined by the Committee. The Committee may exercise negative discretion to reduce the amount of, or to eliminate, an Incentive Compensation Award that would otherwise be payable. Such determinations, except in the case of the Incentive Compensation Award for the Chief Executive Officer, shall be made after considering the recommendations of the Chief Executive Officer and such other matters as the Committee shall deem relevant.

VII. FORM OF INCENTIVE COMPENSATION AWARDS

     Incentive Compensation Awards under the Annual Plan shall be made in cash.

VIII. PAYMENT OF INCENTIVE COMPENSATION AWARDS

     A. Incentive Compensation Awards under the Annual Plan shall be paid currently, unless the payment is deferred by the Covered Employee or unless the Committee shall determine that any Incentive Compensation Award shall be deferred ("Deferred Awards"). Any Deferred Awards shall


                                      ----
                                      A-2

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                                                                      ALBERTSONS

be credited to the Covered Employee's account in the Deferred Compensation Plan and shall be subject to the provisions of the Deferred Compensation Plan.

     B. When an Incentive Compensation Award is made, the Company shall cause the cash to be paid to the individual to whom the Incentive Compensation Award is made at the time or times specified by the Committee, or, if no time or times are specified, as soon as practicable after the Incentive Compensation Award is made, but in no event later than two and one-half months after fiscal year end.

IX.  SPECIAL AWARDS AND OTHER PLANS

     Nothing contained in the Annual Plan shall prohibit the Company or any of its subsidiaries from granting special performance or recognition awards, not chargeable against the Annual Pool, under such conditions and in such form and manner as it sees fit, to employees (including Covered Employees) for meritorious service of any nature.

     In addition, nothing contained in the Annual Plan shall prohibit the Company or any of its subsidiaries from establishing other incentive compensation plans providing for the payment of incentive compensation to employees (including Covered Employees), not chargeable against the Annual Pool.

X.   AMENDMENT AND INTERPRETATION OF THE ANNUAL PLAN

     A. The Board of Directors or the Committee shall have the right to amend the Annual Plan from time to time or to repeal it entirely or to direct the discontinuance of Incentive Compensation Awards either temporarily or permanently; provided, however, that (i) no amendment of the Annual Plan shall operate to annul, without the consent of the Covered Employee, an Incentive Compensation Award already made hereunder, and (ii) with respect to Incentive Compensation Awards for Covered Employees, no amendment of the Annual Plan to change the calculation of the Annual Pool or to change the percent of Consolidated Earnings credited to the Annual Pool, to change the maximum Incentive Compensation Award of a Covered Employee, to change the definition of Covered Employee or to change the definition of Consolidated Earnings, shall be effective without approval by the shareholders of the Company.

     B. The decision of the Committee with respect to any questions arising in connection with the administration or interpretation of the Annual Plan shall be final, conclusive and binding.

XI.  MISCELLANEOUS

     A. All expenses and costs in connection with the operation of the Annual Plan shall be borne by the Company and no part thereof shall be charged against the Annual Pool, other than the amounts of Incentive Compensation Awards to Covered Employees under the Annual Plan.

     B. All Incentive Compensation Awards under the Annual Plan are subject to withholding, where applicable, for federal, state and local taxes.


                                      ----
                                      A-3

--------------------------------------------------------------------------------
             ALBERTSON'S, INC. 2002 ANNUAL MEETING OF SHAREHOLDERS
                            9:00 A.M., JUNE 6, 2002
                                 SIENA BALLROOM
                                  SIENA HOTEL
                             ONE SOUTH LAKE STREET
                                  RENO, NEVADA
--------------------------------------------------------------------------------

                              ADVANCE REGISTRATION

In order to enhance security for our meetings, an admission card will be required to enter the Albertson's Annual Meeting. Please follow the Advance Registration instructions below and an admission card will be mailed to you. Upon arrival at the Annual Meeting, you will be asked to present your admission card and appropriate picture identification to enter the meeting.

Attendance at the Annual Meeting is limited to Albertson's shareholders, members of their immediate family or their named representatives. We reserve the right to limit the number of representatives who may enter the meeting.

    o IF YOUR ALBERTSON'S SHARES ARE HELD BY YOU DIRECTLY (OF RECORD) and you plan to attend the Annual Meeting, please follow the Advance Registration instructions on the bottom portion of your proxy card included with the proxy statement and annual report sent to you by Albertson's.

    o IF YOUR ALBERTSON'S SHARES ARE HELD FOR YOU IN A BROKERAGE, BANK OR OTHER INSTITUTIONAL ACCOUNT and you wish to attend the Annual Meeting, please send an Annual Meeting advance registration request containing the information listed below to:

            Albertson's, Inc.
            Corporate Secretary's Department
            P. O. Box 20
            Boise, Idaho 83726
            Please include the following information:
            --  Your name, complete mailing address and telephone number
            --  The name(s) of any family member(s) who will accompany you
            -- If you will be naming a representative to attend the meeting on your behalf, the name, complete mailing address and telephone number of that individual
            -- Proof that you own Albertson's stock (such as a letter from your bank or broker or a photocopy of a current brokerage or other account statement)

If you have questions regarding admission to the meeting, please call Albertson's Corporate Secretary's Department at 1-208-395-6300.

ATTENDANCE AT ALBERTSON'S 2002 ANNUAL MEETING WILL BE LIMITED TO PERSONS PRESENTING AN ADMISSION CARD AND PICTURE IDENTIFICATION. TO OBTAIN AN ADMISSION CARD, PLEASE FOLLOW THE ADVANCE REGISTRATION INSTRUCTIONS ABOVE.


                                     [LOGO]
                           PRINTED ON RECYCLED PAPER

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

 [LOGO]
ALBERTSONS

250 PARKCENTER BOULEVARD                                                              ALBERTSON'S, INC.
P.O. BOX 20                                                                VOTE BY INTERNET - WWW.PROXYVOTE.COM
BOISE, ID  83726                                                Use the internet to transmit your voting instructions and for electronic delivery of information up until 5:00 P.M. Eastern
                                                                Time on Wednesday, June 5, 2002. Have your proxy card in
                                                                hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting
                                                                instruction form.
                                                                VOTE BY PHONE - 1-800-690-6903
                                                                Use any touch-tone telephone to transmit your voting
                                                                instructions up until 5:00 P.M. Eastern Time on Wednesday,
                                                                June 5, 2002. Have your proxy card in hand when you call.
                                                                You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.
                                                                VOTE BY MAIL -
                                                                Mark, sign, and date your proxy card and return it in the
                                                                postage-paid envelope we have provided or return it to
                                                                Albertson's, Inc., c/o ADP, 51 Mercedes Way, Edgewood,
                                                                NY 11717.


TO VOTE, MARK BELOW IN BLUE OR BLACK INK AS FOLLOWS:                                             KEEP THIS PORTION FOR YOUR RECORDS
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                                       THESE INSTRUCTIONS ARE VALID ONLY WHEN SIGNED AND DATED
-----------------------------------------------------------------------------------------------------------------------------------

ALBERTSON'S, INC.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
  NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2 AND 3.

  1.  ELECTION OF FOUR DIRECTORS TO CLASS I.

      01) TERESA BECK                                FOR    WITHHOLD   FOR ALL        TO WITHHOLD AUTHORITY TO VOTE,
      02) BONNIE G. HILL                             ALL      ALL      EXCEPT         MARK "FOR ALL EXCEPT" AND WRITE
      03) LAWRENCE R. JOHNSTON                                                        THE NOMINEES'S NAME ON THE LINE BELOW
      04) PETER L. LYNCH

  2.  RATIFICATION OF APPOINTEMNT OF
      INDEPENDENT AUDITORS                  [ ]    [ ]   [ ]     THE BOARD OF DIRECTORS RECOMMENDS A
                                                                 VOTE AGAINST PROPOSALS 4, 5, 6 AND 7.     FOR    AGAINST   ABSTAIN
  3.  APPROVAL OR THE EXECUTIVES OFFICERS'
      ANNUAL INCENTIVE COMPENSATION PLAN.   [ ]    [ ]   [ ]     4.  SHAREHOLDER PROPOSAL TO DECLASSIFY    [ ]      [ ]       [ ]
                                                                     THE BOARD OF DIRECTORS.
THIS PROXY SHOULD BE SIGNED EXACTLY AS NAME APPEARS
HEREON. EXECUTORS, ADMINISTRATORS, TRUSTEES AND SO               5.  SHAREHOLDER PROPOSAL TO LABEL AND     [ ]      [ ]       [ ]
FORTH, SHOULD GIVE FULL TITLE AS SUCH. IF THE SIGNATORY              IDENTIFY GENETICALLY ENGINEERED FOOD.
IS A CORPORATION, PLEASE SIGN FULL CORPORATE NAME BY A
DULY AUTHORIZED OFFICIAL. IF A PARTNERSHIP, PLEASE SIGN          6.  SHAREHOLDER PROPOSAL TO ADOPT THE     [ ]      [ ]       [ ]
IN PARTNERSHIP NAME BY AN AUTHORIZED PARTY. IF SHARES                CERES PRINCIPLES FOR PUBLIC
ARE HELD IN MULTIPLE NAMES,  AT LEAST ONE MUST SIGN AS               ENVIRONMENTAL ACCOUNTABILITY.
AN AUTHORIZED PARTY.
                                                                 7.  SHAREHOLDER PROPOSAL TO HAVE THE      [ ]      [ ]       [ ]
I hold additional accounts and do not wish to continue               COMPANY APPOINT AS AUDITORS ONLY
receiving duplicate copies of Albertson's material.                  THOSE FIRMS THAT AGREE NOT TO PROVIDE
Please discontinue mailings, other than  my proxy, to                NON-AUDITING CONSULTING SERVICES.
this account.                                            [ ]

If you plan on attending the meeting, please check box           I prefer reviewing your materials electronically.
to the right and  complete reverse side.                 [ ]     Please dicontinue mailings to me. My e-mail
                                                                 address is provided on the reverse side.             / /


----------------------------------  -------
Signature [PLEASE SIGN WITHIN BOX]   Date

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
                                     [LOGO]
                                   ALBERTONS


                         ANNUAL MEETING OF SHAREHOLDERS
                             THURSDAY, JUNE 6, 2002

                                   9:00 A.M.

                                 SIENA BALLROOM
                                  SIENA HOTEL
                             ONE SOUTH LAKE STREET
                                  RENO, NEVADA



                             *FOLD AND DETACH HERE*
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

================================================================================
                                     [LOGO]
PROXY                              ALBERTSONS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ALBERTSONS, INC.

The undersigned hereby appoints Lawrence R. Johnston, Peter L. Lynch and Felicia
D. Thornton, and each of them, as proxies for the undersigned, each with full power of substitution, to represent the undersigned, and to vote all shares of Common Stock of Albertson's, Inc. (the "Company") that the undersigned is entitled to vote, in the manner indicated on the reverse side hereof, and with discretionary authority as to any Other Matters that may properly come before the Company's 2002 Annual Meeting of Shareholders to be held on Thursday, June 6, 2002, and at any and all adjournments thereof, as set forth under the heading "Other Matters" in the accompanying proxy statement. If no other indication is made, at the meeting and at any and all adjournments thereof, the proxyholders will vote FOR (1) the election of Director Nominees: FOR (2) the ratification of the appointment of the independent auditors; and FOR (3) the approval of the executive officers' annual incentive compensation plan and will vote AGAINST Proposals 4, 5, 6 and 7.

The undersigned, if a participant in the Albertson's Employee Stock Ownership Plan (ESOP), the Albertson's Employees' Tax Deferred Savings Plan [401(k)], the Albertson's Payroll Investment Plan (PIP), the American Stores Employee Stock Purchase Plan (ESPP) or the Albertson's Savings & Retirement Estates (ASRE)(the "Plans") hereby also directs the Trustees of the respective Plans to vote, in accordance with the instructions given on the reverse side hereof, the shares of Albertson's common stock allocated to the account of the undersigned at the Annual Meeting of Shareholders to be held on Thursday, June 6, 2002. If you sign, date and send this card and do not mark the reverse side of this card, you will have instructed the Trustees to vote FOR the election of each of the nominees for Director, FOR Proposals 2 and 3 and AGAINST Proposals 4, 5, 6 and 7.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED AS DIRECTED HEREON. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR, FOR PROPOSALS 2 AND 3 AND AGAINST PROPOSALS 4, 5, 6 AND 7.

                                     *****

ATTENDENCE AT ALBERTSON'S 2002 ANNUAL MEETING WILL BE LIMITED TO PERSONS PRESENTING AN ADMISSION CARD AND PICTURE INDENTIFICATION.

IF YOU PLAN TO ATTEND THE MEETING, YOU MUST COMPLETE THE ADVANCE REGISTRATION REQUEST SET FORTH BELOW. YOUR ADMISSION CARD WILL BE SENT TO YOU.

NAME, COMPLETE MAILING ADDRESS AND TELEPHONE NUMBER:
                                                    ----------------------------

--------------------------------------------------------------------------------

NAME(S) OF ANY FAMILY MEMBER(S) WHO WILL ACCOMPANY YOU:
                                                       -------------------------

NAME, COMPLETE MAILING ADDRESS AND TELEPHONE NUMBER OF ANY REPRESENTATIVE WHO WILL BE ATTENDING THE MEETING ON YOUR BEHALF:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

MY E-MAIL ADDRESS IS:
                     -----------------------------------------------------------

                     (PLEASE DATE AND SIGN ON REVERSE SIDE)
================================================================================